Exhibit 10.18

BREA IV L.L.C.

SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

DATED AS OF MAY 31, 2007

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BREA IV L.L.C.

SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT of BREA IV L.L.C. (the “Company”), dated as of May 31, 2007, by and among Blackstone Holdings III L.P., a Delaware limited partnership (the “Managing Member” or “Holdings”), the other members of the Company as provided on the signature pages hereto, and such other persons that are admitted to the Company as members after the date hereof in accordance herewith.

W I T N E S S E T H

WHEREAS, the Company was formed under the LLC Act (defined below) pursuant to a certificate of formation filed in the office of the Secretary of State of the State of Delaware on August 5, 2002;

WHEREAS, the original limited liability company agreement of the Company was executed as of August 5, 2002 (the “Original Operating Agreement”);

WHEREAS, the Original Operating Agreement was amended and restated in its entirety by the Amended and Restated Limited Liability Company Agreement, dated as of September 9, 2002, of the Company (as amended to date, the “First Amended and Restated Operating Agreement”); and

WHEREAS, the parties hereto now wish to amend and restate the First Amended and Restated Operating Agreement in its entirety as of the date hereof and as more fully set forth below.

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

1.1. Definitions. Unless the context otherwise requires, the following terms shall have the following meanings for purposes of this Agreement:

“Affiliate” when used with reference to another person means any person (other than the Company), directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with, such other person.

“Agreement” means this Second Amended and Restated Limited Liability Company Agreement, as it may be further amended, supplemented, restated or otherwise modified from time to time.

“Alternative Vehicle” means any investment vehicle or structure formed pursuant to paragraph 2.7.1 of the BREP IV Partnership Agreement or any other “Alternative Investment Vehicle” (as defined in any other BREP IV Agreements).

“Applicable Collateral Percentage” shall have the meaning with respect to any Firm Collateral and any Special Firm Collateral, in each case, as set forth on the books and records of the Company with respect thereto.

“BCP” means Blackstone Capital Partners L.P., a Delaware limited partnership, and any investment vehicle established in accordance with the terms of Blackstone Capital Partners L.P.’s partnership agreement to invest in lieu of Blackstone Capital Partners L.P. on behalf of one or more of the partners thereof".

“BCP II” means Blackstone Capital Partners II Merchant Banking Fund L.P., a Delaware limited partnership formerly known as Blackstone Domestic Capital Partners II L.P., Blackstone Offshore Capital Partners II L.P., a Cayman Islands exempted limited partnership, and any investment vehicle established pursuant to paragraph 2.7 of the respective partnership agreement of either of such partnerships.

“BCP III” means Blackstone Capital Partners III Merchant Banking Fund L.P., a Delaware limited partnership, Blackstone Offshore Capital Partners III L.P., a Cayman Islands exempted limited partnership, and any other investment vehicle or structure formed to invest in lieu thereof (in whole or in part).

“BCP IV” is the collective reference to Blackstone Capital Partners IV L.P., a Delaware limited partnership, and any other investment vehicle or structure formed to invest in lieu thereof (in whole or in part).

“BFREP IV” means Blackstone Family Real Estate Partnership IV L.P., a Delaware limited partnership.

“Blackstone Capital Commitment” has the meaning set forth in the BREP IV Partnership Agreement.

“Blackstone Co-Investment Rights” has the meaning set forth in the BREP IV Partnership Agreement.

“BREA IV” means Blackstone Real Estate Associates IV L.P., a Delaware limited partnership.

“BRECA IV” means Blackstone Real Estate Capital Associates IV L.P., a Delaware limited partnership, and any other partnership or other entity with terms substantially similar to the terms of that partnership and formed after the date hereof in connection with the indirect participation by one or more partners thereof who receive Carried Interest.

“BRECA IV Partnership Agreement” means the Amended and Restated Agreement of Limited Partnership of Blackstone Real Estate Capital Associates IV L.P., dated as of the date hereof, as amended, supplemented or otherwise modified from time to time, and any other BRECA IV partnership agreement.

“BREH IV” means Blackstone Real Estate Holdings IV L.P., a Delaware limited partnership.

“BREMA IV” means Blackstone Real Estate Management Associates IV L.P., a Delaware limited partnership, whose general partner is the Company. BREMA IV is the general partner of Blackstone Real Estate Associates IV L.P.

“BREMA IV Partnership Agreement” means the Amended and Restated Agreement of Limited Partnership of Blackstone Real Estate Management Associates IV L.P., dated as of the date hereof, as it may be further amended, supplemented or otherwise modified from time to time.

“BREP IV” means (i) Blackstone Real Estate Partners IV L.P., Blackstone Real Estate Partners IV.TE.1 L.P. and Blackstone Real Estate Partners IV.F L.P., each a Delaware limited partnership, (ii) any other Parallel Funds or other Supplemental Capital Vehicles (each as defined in the BREP IV Partnership Agreement), or (iii) any other investment vehicle established pursuant to Article 2 of the respective partnership agreements for any of the partnerships referred to in clause (i) above.

“BREP IV Agreements” means the BREP IV Partnership Agreement and any other BREP IV partnership agreements.

“BREP IV Investment” means the Company's indirect interest in a specific BREP IV investment pursuant to the BREP IV Partnership Agreement in its capacity as an indirect partner of BREP IV.

“BREP IV Partnership Agreement” means the Amended and Restated Agreements of Limited Partnership, each dated as of the date hereof, of the partnerships referred to in clause (i) of the definition of “BREP IV” in this Article I, as each of such agreements may be amended, supplemented or otherwise modified from time to time.

“Carried Interest” shall mean (i) distributions to the general partner of BREP IV pursuant to paragraphs 4.2.1(c) and (d), paragraphs 4.2.2(c) and (d) and paragraph 4.2.7 of the BREP IV Partnership Agreement (or similar provisions of investment vehicles formed after the date hereof) and (ii) any other carried interest payable pursuant to the BREP IV Partnership Agreement. In the case of each of (i) and (ii) above, except as determined by the Managing Member, the amount shall not be less any costs, fees and expenses of the Company with respect thereto and less reasonable reserves for payment of costs, fees and expenses of the Company that are anticipated with respect thereto (in each case which the Managing Member may allocate among all or any portion of the Investments as it determines in good faith is appropriate).

“Carried Interest Give Back Percentage” shall mean, for any Member or Withdrawn Member, subject to Section 5.8, the percentage determined by dividing (A) the aggregate amount of distributions received by such Member or Withdrawn Member from the Company, any Other Fund GPs or their Affiliates, excluding Holdings, in respect of Carried Interest by (B) the aggregate amount of distributions made to all Members, Withdrawn Members or any other person by the Company, any Other Fund GP or their Affiliates (in any capacity), excluding Holdings, in respect of Carried Interest. For purposes of determining “Carried Interest Give Back Percentage” hereunder, all Trust Amounts contributed to the Trust by the Company, Other Fund GPs or their Affiliates on behalf of a Member or Withdrawn Member (but not the Trust Income thereon) shall be deemed to have been initially distributed or paid to the Members and Withdrawn Members as members or partners of the Company, any of the Other Fund GPs or their Affiliates.

“Carried Interest Sharing Percentage” means, with respect to each Investment, the percentage interest of a Member in Carried Interest from such Investment set forth in the books and records of the Company.

“Cause” means the occurrence or existence of any of the following with respect to any Member, as determined fairly, reasonably, on an informed basis and in good faith by the Managing Member: (i) (w) any breach by any Member of any provision of any non-competition agreement, (x) any material breach of this Agreement or any rules or regulations applicable to such Member that are established by the Managing Member, (y) such Member’s deliberate failure to perform his or her duties to the Company, or (z) such Member’s committing to or engaging in any conduct or behavior that is or may be harmful to the Company in a material way as determined by the Managing Member; provided, that in the case of any of the foregoing clauses (w), (x), (y) and (z), the Managing Member has given such Member written notice (a “Notice of Breach”) within fifteen days after the Managing Member becomes aware of such action and such Member fails to cure such breach, failure to perform or conduct or behavior within fifteen days after receipt of such Notice of Breach from the Managing Member (or such longer period, not to exceed an additional fifteen days, as shall be reasonably required for such cure, provided that such Member is diligently pursuing such cure); (ii) any act of fraud, misappropriation, dishonesty, embezzlement or similar conduct against the Company; or (iii) conviction (on the basis of a trial or by an accepted plea of guilty or nolo contendere) of a felony or crime (including any misdemeanor charge involving moral turpitude, false statements or misleading omissions, forgery, wrongful taking, embezzlement, extortion or bribery), or a determination by a court of competent jurisdiction, by a regulatory body or by a self-regulatory body having authority with respect to securities laws, rules or regulations of the applicable securities industry, that such Member individually has violated any applicable securities laws or any rules or regulations thereunder, or any rules of any such self-regulatory body (including, without limitation, any licensing requirement), if such conviction or determination has a material adverse effect on (A) such Member’s ability to function as a Member of the Company, taking into account the services required of such Member and the nature of the Company’s business, or (B) the business of the Company.

“Charitable Organization” means an organization described in Section 170(c) of the Code (without regard to Section 17(c)(2)(A) thereof).

“Class A Interest” has the meaning set forth in Section 5.8.

“Class B Interest” has the meaning set forth in Section 5.8.

“Clawback Adjustment Amount” has the meaning set forth in Section 5.8(e)(ii)(C).

“Clawback Amount” shall mean the “Clawback Amount” and the “Interim Clawback Amount”, both as set forth in Article One of the BREP IV Partnership Agreement and any other clawback amount payable to the limited partners of BREP IV pursuant to any BREP IV Partnership Agreement, as applicable.

“Clawback Provisions” shall mean paragraphs 4.2.9 and 9.2.8 of the BREP IV Partnership Agreement and any other similar provisions in any other BREP IV Agreement existing heretofore or hereafter entered into.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute. Any reference herein to a particular provision of the Code shall mean, where appropriate, the corresponding provision in any successor statute.

“Commitment”, with respect to any Member, has the meaning set forth in such Member’s Commitment Agreement or SMD Agreement.

“Commitment Agreements” means a commitment agreement by which a Member has committed to fund certain amounts with respect to the BREP IV Investments and certain expenses of BREP IV.

“Company” has the meaning set forth in the preamble hereto.

“Contingent” means subject to repurchase rights and/or other requirements.

“Deceased Member” shall mean any Member or Withdrawn Member who has died or who suffers from Incompetence. For purposes hereof, references to a Deceased Member shall refer collectively to the Deceased Member and the estate and heirs or legal representative of such Deceased Member, as the case may be, that have received such Deceased Member’s interest in the Company.

“Defaulting Party” has the meaning set forth in Section 5.8(d)(ii)(A).

“Default Interest Rate” shall mean the lower of (i) the sum of (a) the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank, a New York banking corporation, as its prime rate and (b) 5%, or (ii) the highest rate of interest permitted under applicable law.

“Deficiency Contribution” has the meaning set forth in Section 5.8(d)(ii)(A).

“Disposable Investment” has the meaning set forth in Section 5.8(a).

“Estate Planning Vehicle” has the meaning set forth in Section 6.3.

“Excess Holdback” has the meaning set forth in Section 4.1(d)(v)(A).

“Excess Holdback Percentage” has the meaning set forth in Section 4.1(d)(v)(A).

“Excess Tax-Related Amount” has the meaning set forth in Section 5.8(e).

“Existing Member” shall mean any Member who is neither a Retaining Withdrawn Member nor a Deceased Member.

“Firm Collateral” shall mean a Member’s or Withdrawn Member’s interest in one or more partnerships or limited liability companies, in either case affiliated with the Company, and certain other assets of such Member or Withdrawn Member, in each case that has been pledged or made available to the Trustee(s) to satisfy all or any portion of the Excess Holdback of such Member or Withdrawn Member as more fully described in the Company’s books and records; provided, that for all purposes hereof (and any other agreement (e.g., the Trust Agreement) that incorporates the meaning of the term “Firm Collateral” by reference), references to “Firm Collateral” shall include “Special Firm Collateral”, excluding references to “Firm Collateral” in Section 4.1(d)(v) and Section 4.1(d)(viii).

“Firm Collateral Realization” has the meaning set forth in Section 4.1(d)(v)(B) with respect to Firm Collateral, and Section 4.1(d)(viii)(B) with respect to Special Firm Collateral.

“Fiscal Year” shall mean a calendar year, or any other period chosen by the Managing Member.

“Fund GP” means the Company and the Other Fund GPs.

“GAAP” has the meaning specified in Section 5.1(b).

“Giveback” shall mean an “Investment - Specific Giveback”, as such term is defined in the BREP IV Partnership Agreement.

“Giveback Amount” shall mean an “Investment - Specific Giveback Amount”, as such term is defined in the BREP IV Partnership Agreement.

“Giveback Provisions” shall mean paragraph 3.4.3 of the BREP IV Partnership Agreement and any other similar provisions in any other BREP IV Agreement existing heretofore or hereafter entered into.

“Holdback” has the meaning set forth in Section 4.1(d)(i).

“Holdback Percentage” has the meaning set forth in Section 4.1(d)(i).

“Holdback Vote” has the meaning set forth in Section 4.1(d)(iv)(A).

“Holdings” has the meaning set forth in the preamble hereto.

“Incompetence” means, with respect to any Member, determination by the Managing Member in its sole discretion, after consultation with a qualified medical doctor, that such Member is incompetent to manage his person or his property.

“Inflation Index” means (i) the GNP deflator, which is the fixed-weighted price index representing the average change in the United States gross national product as published in the Survey of Current Business by the National Income and Wealth Division of the Bureau of Economic Analysis of the U.S. Department of Commerce, or (ii) such other index measuring changes in economic prices in the United States as shall be selected by the Managing Member.

“Initial Holdback Percentages” has the meaning set forth in Section 4.1(d)(i).

“Interest” means a limited liability company interest (as defined in § 18-101(8) of the LLC Act) in the Company, including those that are held by a Retaining Withdrawn Member.

“Investment” means any investment (direct or indirect) of the Company designated by the Managing Member from time to time as an investment in which the Members’ respective interests shall be established and accounted for on a basis separate from the Company’s other businesses, activities and investments, including BREP IV Investments.

“Investor Special Member” means any Special Member so designated at the time of its admission by the Managing Member as a Member of the Company.

“L/C” has the meaning set forth in Section 4.1(d)(vi).

“L/C Member” has the meaning set forth in Section 4.1(d)(vi).

“LLC Act” means the Delaware Limited Liability Company Act, 6 Del.C. § 18-101, et seq., as it may be amended from time to time, and any successor to such Act.

“Loss Amount” has the meaning set forth in Section 5.8(e)(i)(A).

“Loss Investment” has the meaning set forth in Section 5.8(e)(i).

“Majority in Interest of the Members” on any date (a “vote date”) means one or more persons who are Members (including the Managing Member but excluding Nonvoting Special Members) on the vote date and who, as of the last day of the most recent accounting period ending on or prior to the vote date (or as of such later date on or prior to the vote date selected by the Managing Member as of which the Members’ capital account balances can be determined), have aggregate capital account balances representing at least a majority in amount of the total capital account balances of all the persons who are Members (including the Managing Member but excluding Nonvoting Special Members) on the vote date.

“Managing Member” has the meaning specified in the preamble hereto.

“Member” means any person who is a member of the Company, including the Regular Members, the Managing Member and the Special Members. Except as otherwise specifically provided herein, no group of Members, including the Special Members and any group of Members in the same Member Category, shall have any right to vote as a class on any matter relating to the Company, including, but not limited to, any merger, reorganization, dissolution or liquidation.

“Member Category” shall mean the Managing Member, Existing Members, Retaining Withdrawn Members or Deceased Members, each referred to as a group for purposes hereof.

“Moody’s” means Moody’s Investors Services, Inc., or any successor thereto.

“Net Carried Interest Distribution” has the meaning set forth in Section 5.8(d)(i)(C).

“Net Carried Interest Distribution Recontribution Amount” has the meaning set forth in Section 5.8(e)(i).

“Net Income (Loss)” has the meaning set forth in Section 5.1(b).

“Net Recontribution Amount” has the meaning set forth in Section 5.8(d)(i)(A).

“Non-Carried Interest” means, with respect to each Investment, all amounts of distributions, other than Carried Interest, received by the Company with respect to such Investment, less any costs, fees and expenses of the Company with respect thereto and less reasonable reserves for payment of costs, fees and expenses of the Company that are anticipated with respect thereto, in each case which the Managing Member may allocate to all or any portion of the Investments as it may determine in good faith is appropriate.

“Non-Carried Interest Sharing Percentage” means, with respect to each Investment, the percentage interest of a Member in Non-Carried Interest from such Investment set forth in the books and records of the Company.

“Non-Contingent” means generally not subject to repurchase rights or other requirements.

“Nonvoting Special Member” has the meaning set forth in Section 6.1(a).

“Other Fund GPs” means BREMA IV, BREA IV, BRECA IV, and any other entity (other than the Company) through which any Member, Withdrawn Member or any other person directly receives any amounts of Carried Interest, and any successor thereto; provided, that this includes any other entity which has in its organizational documents a provision which indicates that it is a “Fund GP” or an “Other Fund GP”; provided further, that notwithstanding any of the foregoing, none of Holdings, any estate planning vehicle established for the benefit of family members of any Member or any member or partner of any Other Fund GP shall be considered an “Other Fund GP” for purposes hereof; provided further, that the foregoing exclusion of such estate planning vehicles shall in no way limit such Members' obligations pursuant to Section 5.8(d).

“Parallel Fund” means any additional collective investment vehicles (or other similar arrangements) formed pursuant to paragraph 2.8 of the BREP IV Partnership Agreement.

“Profit Sharing Percentage” means the “Carried Interest Sharing Percentage” and “Non-Carried Interest Sharing Percentage” of each Member; provided, that any references in this Agreement to Profit Sharing Percentages made (a) in connection with voting or voting rights or (b) capital contributions with respect to Investments shall mean the “Non-Carried Interest Sharing Percentage” of each Member; provided further, that any reference in this Agreement to Profit Sharing Percentages that specifically refers to Net Income unrelated to BREP IV shall continue to refer to the amount of each Member’s percentage interest in a category of Net Income (Loss) established by the Managing Member from time to time pursuant to Section 5.3.

“Qualifying Fund” means any fund designated by the Managing Member as a “Qualifying Fund”.

“Recontribution Amount” has the meaning set forth in Section 5.8(d)(i)(A).

“Regular Member” shall mean any Member, but excluding the Managing Member and any Special Member.

“Repurchase Period” has the meaning set forth in Section 5.8(c).

“Required Rating” has the meaning set forth in Section 4.1(d)(vi).

“Retaining Withdrawn Member” shall mean a Withdrawn Member who has retained an Interest, pursuant to Section 6.5(f) or otherwise. A Retaining Withdrawn Member shall be considered a Nonvoting Special Member for all purposes hereof.

“Securities” means any debt or equity securities of an Issuer and its subsidiaries and other Controlled Entities constituting part of an Investment, including without limitation common and preferred stock and interests in limited partnerships or limited liability companies (including warrants, rights, put and call options and other options relating thereto or any combination thereof), notes, bonds, debentures, trust receipts and other obligations, instruments or evidences of indebtedness, choses in action, other property or interests commonly regarded as securities, interests in real property, whether improved or unimproved, interests in oil and gas properties and mineral properties, short-term investments commonly regarded as money-market investments, bank deposits and interests in personal property of all kinds, whether tangible or intangible.

“Settlement Date” has the meaning set forth in Section 6.5(a)(ii).

“SMD Agreements” means the agreements between the Company and/or one or more of its affiliates and the Members, pursuant to which each Member undertakes certain obligations with respect to the Company and/or its affiliates. The SMD Agreements are hereby incorporated by reference as between the Company and the relevant Member.

“Special Firm Collateral” means interests in a Qualifying Fund or other assets that have been pledged to the Trustee(s) to satisfy all or any portion of a Member’s or Withdrawn Member’s Holdback (excluding any Excess Holdback) as more fully described in the Company’s books and records.

“Special Firm Collateral Realization” has the meaning set forth in Section 4.1(d)(viii)(B).

“Special Member” means any person shown on the books and records of the Company as a Special Member of the Company, including any Nonvoting Special Member, and any Investor Special Member.

“S&P” means Standard & Poor’s Ratings Group, and any successor thereto.

“Subject Investment” has the meaning set forth in Section 5.8(e).

“Subject Member” has the meaning set forth in Section 4.1(d)(iv)(A).

“Total Disability” means the inability of a Member substantially to perform the services required of a Regular Member for a period of six consecutive months by reason of physical or mental illness or incapacity and whether arising out of sickness, accident or otherwise.

“Trust Account” has the meaning set forth in the Trust Agreement.

“Trust Agreement” means the Trust Agreement, dated as of September 9, 2002, as amended to date, among the Members, the Trustee(s) and certain other persons that may receive distributions in respect of or relating to Carried Interest from time to time.

“Trust Amount” has the meaning set forth in the Trust Agreement.

“Trust Income” has the meaning set forth in the Trust Agreement.

“Trustee(s)” has the meaning set forth in the Trust Agreement.

“Unadjusted Carried Interest Distributions” has the meaning set forth in Section 5.8(e)(i)(B).

“Unallocated Percentage” has the meaning set forth in Section 5.3(b).

“Unrealized Net Income (Loss)” attributable to any BREP IV Investment as of any date means the Net Income (Loss) that would be realized by the Company with respect to such BREP IV Investment if BREP IV’s entire portfolio of investments were sold on such date for cash in an amount equal to their aggregate value on such date (determined in accordance with Section 5.1(e)) and all distributions payable by BREP IV to the Company (indirectly) pursuant to the BREP IV Partnership Agreement with respect to such BREP IV Investment were made on such date. “Unrealized Net Income (Loss)” attributable to any other Investment as of any date means the Net Income (Loss) that would be realized by the Company with respect to such Investment if such Investment were sold on such date for cash in an amount equal to its value on such date (determined in accordance with Section 5.1(e)).

“Withdraw” or “Withdrawal” with respect to a Member means a Member ceasing to be a member of the Company (except as a Retaining Withdrawn Member) for any reason (including death, disability, removal, resignation or retirement, whether such is voluntary or involuntary), unless the context shall limit the type of withdrawal to a specific reason, and “Withdrawn” with respect to a Member means, as aforesaid, a Member who has ceased to be a member of the Company.

“Withdrawal Date” has the meaning set forth in Section 6.5(a)(ii).

“Withdrawn Member” has the meaning set forth in Section 6.5(a)(i).

SECTION 1.2. Terms Generally. The definitions in Section 1.1 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The term “person” includes individuals, partnerships (including limited liability partnerships), companies (including limited liability companies), joint ventures, corporations, trusts, governments (or agencies or political subdivisions thereof) and other associations and entities. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.

ARTICLE II

GENERAL PROVISIONS

SECTION 2.1. Managing, Regular and Special Members. The Members may be Managing Members, Regular Members or Special Members (including Nonvoting Special Members and Investor Special Members). The Managing Member as of the date hereof is Holdings. The Regular Members as of the date hereof are those persons shown as Regular Members on the signature pages hereof, and the Special Members as of the date hereof are persons shown as Special Members on the signature pages hereof.

SECTION 2.2. Formation; Name; Foreign Jurisdictions. The Company was formed and is hereby continued as a limited liability company pursuant to the LLC Act and shall continue to conduct its activities under the name of BREA IV L.L.C. The certificate of formation of the Company may be amended and/or restated from time to time by the Managing Member, as an “authorized person” (within the meaning of the LLC Act). The Managing Member is further authorized to execute and deliver and file any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business.

SECTION 2.3. Term. The term of the Company shall continue until December 31, 2052, unless earlier dissolved and its affairs wound up in accordance with this Agreement.

SECTION 2.4. Purpose; Powers. (a) The purpose of the Company shall be, directly or indirectly through subsidiaries or affiliates, (i) to serve as a general partner of BREMA IV and BRECA IV and perform the functions of the general partner specified in the BREMA IV Partnership Agreement and a general partner specified in the BRECA IV Partnership Agreement, (ii) to serve as a general partner or limited partner of other partnerships and perform the functions of a general partner or limited partner, as the case may be, specified in the partnership agreement of each such other partnership, (iii) to carry on such other businesses, perform such other services and make such other investments as are deemed desirable by the Managing Member and as are permitted under the LLC Act and the BREMA IV Partnership Agreement, the BRECA IV Partnership Agreement and any other partnership agreement referred to in clause (ii) above, (iv) any other lawful purpose, and (v) to do all things necessary, desirable, convenient or incidental thereto.

(b) In furtherance of its purpose, the Company shall have all powers necessary, suitable or convenient for the accomplishment of its purposes, alone or with others, as principal or agent, including the following:

(i) to buy, sell and otherwise acquire investments, whether such investments are readily marketable or not;

(ii) to invest and reinvest the cash assets of the Company in money-market or other short-term investments;

(iii) to hold, receive, mortgage, pledge, lease, transfer, exchange or otherwise dispose of, grant options with respect to, and otherwise deal in and exercise all rights, powers, privileges and other incidents of ownership or possession with respect to, all property held or owned by the Company;

(iv) to borrow or raise money from time to time and to issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable and non-negotiable instruments and evidences of indebtedness, to secure payment of the principal of any such indebtedness and the interest thereon by mortgage, pledge, conveyance or assignment in trust of, or the granting of a security interest in, the whole or any part of the property of the Company, whether at the time owned or thereafter acquired, to guarantee the obligations of others and to buy, sell, pledge or otherwise dispose of any such instrument or evidence of indebtedness;

(v) to lend any of its property or funds, either with or without security, at any legal rate of interest or without interest;

(vi) to have and maintain one or more offices within or without the State of Delaware, and in connection therewith, to rent or acquire office space, engage personnel and compensate them and do such other acts and things as may be advisable or necessary in connection with the maintenance of such office or offices;

(vii) to open, maintain and close accounts, including margin accounts, with brokers;

(viii) to open, maintain and close bank accounts and draw checks and other orders for the payment of moneys;

(ix) to engage accountants, auditors, custodians, investment advisers, attorneys and any and all other agents and assistants, both professional and nonprofessional, and to compensate any of them as may be necessary or advisable;

(x) to form or cause to be formed and to own the stock of one or more corporations, whether foreign or domestic, to form or cause to be formed and to participate in partnerships and joint ventures, whether foreign or domestic and to form or cause to be formed and be a member or manager or both of one or more limited liability companies;

(xi) to enter into, make and perform all contracts, agreements and other undertakings as may be necessary, convenient, advisable or incident to carrying out its purposes;

(xii) to sue and be sued, to prosecute, settle or compromise all claims against third parties, to compromise, settle or accept judgment to claims against the Company, and to execute all documents and make all representations, admissions and waivers in connection therewith;

(xiii) to distribute, subject to the terms of this Agreement, at any time and from time to time to the Members cash or investments or other property of the Company, or any combination thereof; and

(xiv) to take such other actions necessary, desirable, convenient or incidental thereto and to engage in such other businesses as may be permitted under Delaware law.

SECTION 2.5. Place of Business. The Company shall maintain an office and principal place of business at 345 Park Avenue, New York, New York 10154 or such other place or places as the Managing Member may designate from time to time. The Company shall maintain a registered office at The Corporation Trust Company, 1209 Orange Street, New Castle County, Wilmington, Delaware 19801. The name and address of the Company's registered agent is The Corporation Trust Company, 1209 Orange Street, New Castle County, Wilmington, Delaware 19801. The Managing Member may from time to time change the registered agent or office by an amendment to the certificate of formation of the Company.

ARTICLE III

MANAGEMENT

SECTION 3.1. Managing Member. (a) Holdings shall be an original managing member (the “Managing Member”). The Managing Member shall cease to be the Managing Member only if it (i) Withdraws from the Company for any reason, (ii) consents in its sole discretion to resign as the Managing Member, or (iii) becomes the subject of a Final Event. The Managing Member may not be removed without its consent. There may be one or more Managing Members. In the event that one or more other Managing Members is admitted to the Company as such, all references herein to the “Managing Member” in the singular form shall be deemed to also refer to such other Managing Members as may be appropriate. The relative rights and responsibilities of such Managing Members will be as agreed upon from time to time between them.

(b) Upon the Withdrawal from the Company or voluntary resignation of the remaining Managing Member, all of the powers formerly vested therein pursuant to this Agreement and the LLC Act shall be exercised by a Majority in Interest of the Members.

SECTION 3.2. Member Voting, etc. (a) Meetings of the Members may be called only by the Managing Member.

(b) Except as otherwise expressly provided herein and except as may be expressly required by the LLC Act, Special Members as such shall have no right to, and shall not, take part in the management or control of the Company’s business or act for or bind the Company, and shall have only the rights and powers granted to Special Members herein.

(c) To the extent a Member is entitled to vote with respect to any matter relating to the Company, such Member shall not be obligated to abstain from voting on any matter (or vote in any particular manner) because of any interest (or conflict of interest) of such Member (or any affiliate thereof) in such matter.

SECTION 3.3. Management. (a) The management, control and operation of the Company and the formulation and execution of business and investment policy shall be vested in the Managing Member. The Managing Member shall, in its discretion, exercise all powers necessary and convenient for the purposes of the Company, including those enumerated in Section 2.4, on behalf and in the name of the Company. All decisions and determinations (howsoever described herein) to be made by the Managing Member pursuant to this Agreement shall be made in its sole discretion, subject only to the express terms and conditions of this Agreement.

(b) The Managing Member and any other person designated by the Managing Member, each acting individually, is hereby authorized and empowered, as an authorized person of the Company or an authorized person of the Managing Member, in each case within the meaning of the LLC Act, or otherwise (the Managing Member hereby authorizing and ratifying any of the following actions):

(i) to execute and deliver and/or file (including any such action, directly or indirectly through one or more other entities, in the name and on behalf of the Company and/or in the name and on behalf of the Company as general partner of each Partnership (as hereinafter defined)) any agreement of the Company (including, without limitation, any Partnership Agreement (as hereinafter defined)) or of any Partnership (and any amendments, restatements and/or supplements thereof), the certificate of formation of the Company (and any amendments, restatements and/or supplements thereof), the certificate of limited partnership of each Partnership (and any amendments, restatements and/or supplements thereof) and any other certificates, notices, applications and other documents (and any amendments, restatements and/or supplements thereof) to be filed with any government or governmental or regulatory body, including, without limitation, any such document that may be necessary for the Company or any Partnership to qualify to do business in a jurisdiction in which the Company or such Partnership desires to do business;

(ii) to execute and deliver and/or file (including any such action, directly or indirectly through one or more other entities, in the name and on behalf of the Company and/or in the name and on behalf of Company as general partner of BREMA IV in its capacity as general partner of each Blackstone Partnership (as hereinafter defined)) any agreement of BREMA IV (including, without limitation, each Blackstone Partnership Agreement (as hereinafter defined)) or of any Blackstone Partnership (and any amendments, restatements and/or supplements thereof), the certificate of limited partnership of each Blackstone Partnership (and any amendments, restatements and/or supplements thereof) and any other certificates, notices, applications and other documents (and any amendments, restatements and/or supplements thereof) to be filed with any government or governmental or regulatory body, including, without limitation, any such document that may be necessary for any Blackstone Partnership to qualify to do business in a jurisdiction in which such Blackstone Partnership desires to do business;

(iii) to execute and deliver and/or file (including any such action, directly or indirectly through one or more other entities, in the name and on behalf of the Company as general partner of BREMA IV in its capacity as general partner of BREA IV in its capacity as general partner of BREP IV) any agreement of BREA IV (including, without limitation, any BREP IV Agreement) or of BREP IV (and any amendments, restatements and/or supplements thereof), the certificates of limited partnership of BREP IV (and any amendments, restatements and/or supplements thereof) and any other certificates, notices, applications and other documents (and any amendments, restatements and/or supplements thereof) to be filed with any government or governmental or regulatory body, including, without limitation, any such document that may be necessary for BREP IV to qualify to do business in a jurisdiction in which BREP IV desires to do business;

(iv) to execute and deliver and/or file (including any such action, directly or indirectly through one or more other entities, in the name and on behalf of the Company as general partner of BREMA IV in its capacity as general partner of BREA IV in its capacity as general partner of each Blackstone Entity) any agreement of BREA IV (including, without limitation, each Blackstone Entity Agreement) or of any Blackstone Entity (and any amendments, restatements and/or supplements thereof), the certificate of limited partnership of each Blackstone Entity (and any amendments, restatements and/or supplements thereof) and any other certificates, notices, applications and other documents (and any amendments, restatements and/or supplements thereof) to be filed with any government or governmental or regulatory body, including, without limitation, any such document that may be necessary for any Blackstone Entity to qualify to do business in a jurisdiction in which such Blackstone Entity desires to do business;

(v) to prepare or cause to be prepared, and to sign, execute and deliver and/or file (including any such action in the name and on behalf of the Company and/or in the name and on behalf of the Company as general partner of each Partnership) (A) such documents, instruments, certificates and agreements as may be necessary or desirable in furtherance of the Company’s or such Partnership’s purposes, (B) any certificates, forms, notices, applications and other documents to be filed with any government or governmental or regulatory body on behalf of the Company and/or such Partnership, (C) any certificates, forms, notices, applications and other documents that may be necessary or advisable in connection with any bank account of the Company or such Partnership, and all checks, notes, drafts and other documents of the Company or such Partnership that may be required in connection with any such bank account or any banking facilities or services that may be utilized by the Company or such Partnership, (D) resolutions with respect to any of the foregoing matters (which resolutions, when executed by any person authorized as provided in this Section 3.3(b), each acting individually, shall be deemed to have been adopted by the Members and the Managing Member, the Company and any Partnership, as applicable, for all purposes), and (E) any amendments, restatements and/or supplements of any of the foregoing;

(vi) to prepare or cause to be prepared, and to sign, execute and deliver and/or file (including any such action, directly or indirectly through one or more other entities, in the name and on behalf of the Company and/or in the name and on behalf of the Company as general partner BREMA IV in its capacity as a general partner of each Blackstone Partnership) (A) such documents, instruments, certificates and agreements as may be necessary or desirable in furtherance of BREMA IV’s or such Blackstone Partnership’s purposes, (B) any certificates, forms, notices, applications and other documents to be filed with any government or governmental or regulatory body on behalf of BREMA IV and/or such Blackstone Partnership, (C) any certificates, forms, notices, applications and other documents that may be necessary or advisable in connection with any bank account of BREMA IV or such Blackstone Partnership, and all checks, notes, drafts and other documents of BREMA IV or such Blackstone Partnership that may be required in connection with any such bank account or any banking facilities or services that may be utilized by BREMA IV or such Blackstone Partnership, (D) resolutions with respect to any of the foregoing matters (which resolutions, when executed by any person authorized as provided in this Section 3.3(b), each acting individually, shall be deemed to have been adopted by the Members and the Managing Member, the Company, BREMA IV or any Blackstone Partnership, as applicable, for all purposes), and (E) any amendments, restatements and/or supplements of any of the foregoing;

(vii) to prepare or cause to be prepared, and to sign, execute and deliver and/or file (including any such action, directly or indirectly through one or more other entities, in the name and on behalf of the Company as general partner of BREMA IV in its capacity as general partner of BREA IV in its capacity as general partner of BREP IV) (A) such documents, instruments, certificates and agreements as may be necessary or desirable in furtherance of BREA IV’s or BREP IV’s purposes, (B) any certificates, forms, notices, applications and other documents to be filed with any government or governmental or regulatory body on behalf of BREA IV and/or BREP IV, (C) any certificates, forms, notices, applications and other documents that may be necessary or advisable in connection with any bank account of BREA IV and/or BREP IV, and all checks, notes, drafts and other documents of BREA IV and/or BREP IV that may be required in connection with any such bank account or any banking facilities or services that may be utilized by BREA IV and/or BREP IV, (D) resolutions with respect to any of the foregoing matters (which resolutions, when executed by any person authorized as provided in this Section 3.3(b), each acting individually, shall be deemed to have been adopted by the Members and the Managing Member, the Company, BREMA IV, BREA IV or BREP IV, as applicable, for all purposes), and (E) any amendments, restatements and/or supplements of any of the foregoing; and

(viii) to prepare or cause to be prepared, and to sign, execute and deliver and/or file (including any such action, directly or indirectly through one or more other entities, in the name and on behalf of the Company as general partner of BREMA IV in its capacity as general partner of BREA IV in its capacity as general partner of each Blackstone Entity) (A) such documents, instruments, certificates and agreements as may be necessary or desirable in furtherance of any Blackstone Entity’s purposes, (B) any certificates, forms, notices, applications and other documents to be filed with any government or governmental or regulatory body on behalf of any Blackstone Entity, (C) any certificates, forms, notices, applications and other documents that may be necessary or advisable in connection with any bank account of any Blackstone Entity, and all checks, notes, drafts and other documents of any Blackstone Entity that may be required in connection with any such bank account or any banking facilities or services that may be utilized by any Blackstone Entity, (D) resolutions with respect to any of the foregoing matters (which resolutions, when executed by any person authorized as provided in this Section 3.3(b), each acting individually, shall be deemed to have been adopted by the Members and the Managing Member, the Company, BREMA IV, BREA IV or any Blackstone Entity, as applicable, for all purposes, and (E) any amendments, restatements and/or supplements of any of the foregoing.

The authority granted to any person (other than the Managing Member) in this Section 3.3(b) may be revoked at any time by the Managing Member by an instrument in writing signed by the Managing Member. As used in this Section 3.3(b), the following terms have the following meanings: “Blackstone Entities” means, collectively, Blackstone Real Estate Capital Commitment Partners IV L.P., BREH IV and any other limited partnership of which BREA IV is the general partner. “Blackstone Entity Agreements” means, collectively, the limited partnership agreements, as amended, restated and/or supplemented, of the Blackstone Entities. “Blackstone Partnerships” means, collectively, BREA IV, Blackstone RE Capital Commitment Partners IV L.P., Blackstone Family Real Estate Partnership IV L.P. and any other limited partnership of which BREMA IV is the general partner, “Blackstone Partnership Agreements” means, collectively, the limited partnership agreements, as amended, restated and/or supplemented, of the Blackstone Partnerships. “Partnerships” means, collectively, BREMA IV, BRECA IV and any other limited partnership of which the Company is the general partner. “Partnership Agreements” means, collectively, the limited partnership agreements, as amended, restated and/or supplemented, of the Partnerships.

SECTION 3.4. Responsibilities of Members. (a) Unless otherwise determined by the Managing Member in a particular case, each Regular Member shall devote substantially all his time and attention to the businesses of the Company and its affiliates, and each Special Member shall not be required to devote any time or attention to the businesses of the Company or its affiliates.

(b) All outside business or investment activities of the Members shall be subject to such rules and regulations as are established by the Managing Member from time to time.

(c) The Managing Member may from time to time establish such other rules and regulations applicable to Members or other employees as the Managing Member deems appropriate, including rules governing the authority of Members or other employees to bind the Company to financial commitments or other obligations.

SECTION 3.5. Exculpation and Indemnification. (a) Liability to Members. Notwithstanding any other provision of this Agreement, whether express or implied, to the fullest extent permitted by law, no Member nor any of such Member’s representatives, agents or advisors nor any partner, member, officer, employee, representative, agent or advisor of the Company or any of its Affiliates (individually, a “Covered Person” and collectively, the “Covered Persons”) shall be liable to the Company or any other Member for any act or omission (in relation to the Company, this Agreement, any related document or any transaction or investment contemplated hereby or thereby) taken or omitted by a Covered Person (other than any act or omission constituting Cause), unless there is a final and non-appealable judicial determination and/or determination of an arbitrator that such Covered Person did not act in good faith and in what such Covered Person reasonably believed to be in, or not opposed to, the best interests of the Company and within the authority granted to such Covered Person by this Agreement, and, with respect to any criminal act or proceeding, had reasonable cause to believe that such Covered Person’s conduct was unlawful. Each Covered Person shall be entitled to rely in good faith on the advice of legal counsel to the Company, accountants and other experts or professional advisors, and no action taken by any Covered Person in reliance on such advice shall in any event subject such person to any liability to any Member or the Company. To the extent that, at law or in equity, a Member has duties (including fiduciary duties) and liabilities relating thereto to the Company or to another Member, to the fullest extent permitted by law, such Member acting under this Agreement shall not be liable to the Company or to any such other Member for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they expand or restrict the duties and liabilities of a Member otherwise existing at law or in equity, are agreed by the Members, to the fullest extent permitted by law, to modify to that extent such other duties and liabilities of such Member.

(b) Indemnification. To the fullest extent permitted by law, the Company shall indemnify and hold harmless (but only to the extent of the Company’s assets (including, without limitation, the remaining Commitments of the Members) each Covered Person from and against any and all claims, damages, losses, costs, expenses and liabilities (including, without limitation, amounts paid in satisfaction of judgments, in compromises and settlements, as fines and penalties and legal or other costs and reasonable expenses of investigating or defending against any claim or alleged claim), joint and several, of any nature whatsoever, known or unknown, liquidated or unliquidated (collectively, “Losses”), arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which the Covered Person may be involved, or threatened to be involved, as a party or otherwise, by reason of such Covered Person’s management of the affairs of the Company or which relate to or arise out of or in connection with the Company, its property, its business or affairs (other than claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, arising out of any act or omission of such Covered Person constituting Cause); provided, that a Covered Person shall not be entitled to indemnification under this Section with respect to any claim, issue or matter if there is a final and non-appealable judicial determination and/or determination of an arbitrator that such Covered Person did not act in good faith and in what such Covered Person reasonably believed to be in, or not opposed to, the best interest of the Company and within the authority granted to such Covered Person by this Agreement, and, with respect to any criminal act or proceeding, had reasonable cause to believe that such Covered Person’s conduct was unlawful; provided further, that if such Covered Person is a Member or a Withdrawn Member, such Covered Person shall bear its share of such Losses in accordance with such Covered Person’s Profit Sharing Percentage in the Company as of the time of the actions or omissions that gave rise to such Losses. To the fullest extent permitted by law, expenses (including legal fees) incurred by a Covered Person (including, without limitation, the Managing Member) in defending any claim, demand, action, suit or proceeding may, with the approval of the Managing Member, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of a written undertaking by or on behalf of the Covered Person to repay such amount to the extent that it shall be subsequently determined that the Covered Person is not entitled to be indemnified as authorized in this Section, and the Company and its Affiliates shall have a continuing right of offset against such Covered Person’s interests/investments in the Company and such Affiliates and shall have the right to withhold amounts otherwise distributable to such Covered Person to satisfy such repayment obligation. If a Member institutes litigation against a Covered Person which gives rise to an indemnity obligation hereunder, such Member shall be responsible, up to the amount of such Member’s Interests and remaining Commitment, for such Member’s pro rata share of the Company’s expenses related to such indemnity obligation, as determined by the Managing Member. The Company may purchase insurance, to the extent available at reasonable cost, to cover losses, claims, damages or liabilities covered by the foregoing indemnification provisions. Members will not be personally obligated with respect to indemnification pursuant to this Section.

SECTION 3.6. Tax Representation. Each Regular and Special Member certifies that (A) if the Member is a United States person (as defined in the Code) (x) (i) the Member’s name, social security number (or, if applicable, employer identification number) and address provided to the Company and its affiliates pursuant to an IRS Form W-9, Payer’s Request for Taxpayer Identification Number Certification (“W-9”) or otherwise are correct and (ii) the Member will complete and return a W-9, and (y) (i) the Member is a United States person (as defined in the Code) and (ii) the Member will notify the Company within 60 days of a change to foreign (non-United States) status or (B) if the Member is not a United States person (as defined in the Code) (x) (i) the information on the completed IRS Form W-8BEN, Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding (“W-8BEN”) or other applicable form, including but not limited to IRS Form W-8IMY, Certificate of Foreign Intermediary, Foreign Partnership, or Certain U.S. Branches for United States Tax Withholding (“W-8IMY”), or otherwise is correct and (ii) the Member will complete and return the applicable IRS form, including but not limited to a W-8BEN or W-8IMY, and (y) (i) the Member is not a United States person (as defined in the Code) and (ii) the Member will notify the Company within 60 days of any change of such status. The Member agrees to properly execute and provide to the Company in a timely manner any tax documentation that may be reasonably required by the Managing Member.

ARTICLE IV

CAPITAL OF THE COMPANY

SECTION 4.1. Capital Contributions by Members. (a) Except as agreed by the Managing Member and a Regular Member, such Regular Member shall not be required to make capital contributions equal to the Required Amounts as determined by the Managing Member from time to time; provided, that (i) such additional capital contributions may be made pro rata among the Regular Members based upon the allocation of the Carried Interest in each BREP IV Investment by the Managing Member and (ii) additional capital contributions in excess of the Required Amounts which are to be used for ongoing business operations (as distinct from financing, legal or other specific liabilities of the Company (including those specifically set forth in Sections 4.1(d) and 5.8(d)) shall be determined by the Managing

Member in its sole discretion. Special Members shall not be required to make additional capital contributions to the Company except (i) as a condition of an increase in such Special Member's Profit Sharing Percentage or (ii) as specifically set forth in this Agreement or as determined by the Managing Member; provided, that the Managing Member and any Special Member may agree from time to time that such Special Member shall make an additional capital contribution to the Company; provided further, that each Investor Special Member shall maintain its capital account at a level equal to the product of (i) its Profit Sharing Percentage from time to time and (ii) the total capital of the Company.

(b) Each capital contribution by a Member shall be credited to the appropriate capital account of such Member in accordance with Section 5.2.

(c) The Managing Member may elect on a case by case basis to (i) cause the Company to loan any Member (including any additional Member admitted to the Company pursuant to Section 6.1) the amount of any capital contribution required to be made by such Member or (ii) permit any Member (including any additional Member admitted to the Company pursuant to Section 6.1 but excluding any Members that are also executive officers of The Blackstone Group L.P.) to make a required capital contribution to the Company in installments in kind, in each case on terms (including valuation of contributed property in the case of in kind contributions permitted by the Managing Member) determined by the Managing Member.

(d) (i) The Members and the Withdrawn Members have entered into the Trust Agreement, pursuant to which certain amounts of the distributions relating to the Carried Interest will be paid to the Trustee(s) for deposit in the Trust Account (such amounts to be paid to the Trustee(s) for deposit in the Trust Account constituting a “Holdback”). The Managing Member shall determine, as set forth below, the percentage of each distribution of Carried Interest that shall be withheld for each Member Category (such withheld percentage constituting such Member Category's “Holdback Percentage”). The applicable Holdback Percentages initially shall be 0% for the Managing Member, 15% for Existing Members, 21% for Retaining Withdrawn Members and 24% for Deceased Members (the “Initial Holdback Percentages”).

(ii) The Holdback Percentage may not be reduced for any individual Member as compared to the other Members in his Member Category (except as provided in clause (iv) below). The Managing Member may only reduce the Holdback Percentages among the Member Categories on a proportionate basis. For example, if the Holdback Percentage for Existing Members is decreased to 12.5%, the Holdback Percentage for Retaining Withdrawn Members and Deceased Members shall be reduced to 17.5% and 20%, respectively. Any reduction in the Holdback Percentage for any Member shall apply only to distributions relating to Carried Interest made after the date of such reduction.

(iii) The Holdback Percentage may not be increased for any individual Member as compared to the other Members in his Member Category (except as provided in clause (iv) below). The Managing Member may not increase the Retaining Withdrawn Members’ Holdback Percentage beyond 21% unless the Managing Member concurrently increases the Existing Members’ Holdback Percentage to the Holdback Percentage of the Retaining Withdrawn Members. The Managing Member may not increase the Deceased Members’ Holdback Percentage beyond 24% unless the Managing Member increases the Holdback Percentage for both Existing Members and Retaining Withdrawn Members to 24%. The Managing Member may not increase the Holdback Percentage of any Member Category beyond 24% unless such increase applies equally to all Member Categories. Any increase in the Holdback Percentage for any Member shall apply only to distributions relating to Carried Interest made after the date of such increase. The foregoing shall in no way prevent the Managing Member from proportionately increasing the Holdback Percentage of any Member Category (following a reduction of the Holdback Percentages below the Initial Holdback Percentages), if the resulting Holdback

Percentages are consistent with the above. For example, if the Managing Member reduces the Holdback Percentages for Existing Members, Retaining Withdrawn Members and Deceased Members to 12.5%, 17.5% and 20%, respectively, the Managing Member shall have the right to subsequently increase the Holdback Percentages to the Initial Holdback Percentages.

(iv) (A) Notwithstanding anything contained herein to the contrary, the Company may increase or decrease the Holdback Percentage for any Member in any Member Category (in such capacity, the “Subject Member”) pursuant to a majority vote of the Regular Members (a “Holdback Vote”); provided, that, notwithstanding anything to the contrary contained herein, the Holdback Percentage applicable to the Managing Member shall not be increased or decreased without its prior written consent; provided further, that a Subject Member’s Holdback Percentage shall not be (I) increased prior to such time as such Subject Member (x) is notified by the Company of the decision to increase such Subject Member’s Holdback Percentage and (y) has, if requested by such Subject Member, been given 30 days to gather and provide information to the Company for consideration before a second Holdback Vote (requested by the Subject Member) or (II) decreased unless such decrease occurs subsequent to an increase in a Subject Member’s Holdback Percentage pursuant to a Holdback Vote under this clause (iv); provided further, that such decrease shall not exceed an amount such that such Subject Member’s Holdback Percentage is less than the prevailing Holdback Percentage for the Member Category of such Subject Member; provided further, that a Member shall not vote to increase a Subject Member’s Holdback Percentage unless such voting Member determines, in his good faith judgment, that the facts and circumstances indicate that it is reasonably likely that such Subject Member, or any of his successors or assigns (including his estate or heirs) who at the time of such vote holds the Interest or otherwise has the right to receive distributions relating thereto, will not be capable of satisfying any Recontribution Amounts that may become due.

(B) A Holdback Vote shall take place at a Company meeting. Each Regular Member shall be entitled to cast one vote with respect to the Holdback Vote regardless of such Regular Member’s interest in the Company. Such vote may be cast by any Regular Member in person or by proxy.

(C) If the result of the second Holdback Vote is an increase in a Subject Member’s Holdback Percentage, such Subject Member may submit the decision to an arbitrator, the identity of which is mutually agreed upon by both the Subject Member and the Company; provided, that if the Company and the Subject Member cannot agree upon a mutually satisfactory arbitrator within 10 days of the second Holdback Vote, each of the Company and the Subject Member shall request their candidate for arbitrator to select a third arbitrator satisfactory to such candidates; provided further, that if such candidates fail to agree upon a mutually satisfactory arbitrator within 30 days of such request, the then sitting President of the American Arbitration Association shall unilaterally select the arbitrator. Each Subject Member that submits the decision of the Company pursuant to the second Holdback Vote to arbitration and the Company shall estimate their reasonably projected out-of-pocket expenses relating thereto, and each such party shall, to the satisfaction of the arbitrator and prior to any determination being made by the arbitrator, pay the total of such estimated expenses (i.e., both the Subject Member’s and the Company’s expenses) into an escrow account to be controlled by Simpson Thacher & Bartlett LLP, as escrow agent (or such other comparable law firm as the Company and the Subject Member shall agree). The arbitrator shall direct the escrow agent to pay out of such escrow account all expenses associated with such arbitration (including costs leading thereto) and to return to the “victorious” party the entire amount of funds such party paid into such escrow account. If the amount contributed to the escrow account by the losing party is insufficient to cover the expenses of such arbitration, such “losing” party shall then provide any additional funds necessary to cover such costs to such “victorious” party. For purposes hereof, the “victorious” party shall be the Company if the Holdback Percentage ultimately determined by the arbitrator is closer to the percentage determined in the second Holdback Vote than it is to the prevailing Holdback Percentage for the Subject Member’s Member Category; otherwise, the Subject Member shall be the “victorious” party. The party that is not the “victorious” party shall be the “losing” party.

(D) In the event of a decrease in a Subject Member’s Holdback Percentage (1) pursuant to a Holdback Vote under this clause (iv) or (2) pursuant to a decision of an arbitrator under paragraph (C) of this clause (iv), the Company shall release and distribute to such Subject Member any Trust Amounts (and the Trust Income thereon (except as expressly provided herein with respect to using Trust Income as Firm Collateral)) which exceed the required Holdback of such Subject Member (in accordance with such Subject Member’s reduced Holdback Percentage) as though such reduced Holdback Percentage had applied since the increase of the Subject Member’s Holdback Percentage pursuant to a previous Holdback Vote under this clause (iv).

(v) (A) If a Member’s Holdback Percentage exceeds 15% (such percentage in excess of 15% constituting the “Excess Holdback Percentage”), such Member may satisfy the portion of his Holdback obligation in respect of his Excess Holdback Percentage (such portion constituting such Member’s “Excess Holdback”), and such Member (or a Withdrawn Member with respect to amounts contributed to the Trust Account while he was a Member), to the extent his Excess Holdback obligation has previously been satisfied in cash, may obtain the release of the Trust Amounts (but not the Trust Income thereon which shall remain in the Trust Account and allocated to such Member or Withdrawn Member) satisfying such Member’s or Withdrawn Member’s Excess Holdback obligation, by pledging or otherwise making available to the Company, on a first priority basis (except as provided below), all or any portion of his Firm Collateral in satisfaction of his Excess Holdback obligation. Any Member seeking to satisfy all or any portion of the Excess Holdback utilizing Firm Collateral shall sign such documents and otherwise take such other action as is necessary or appropriate (in the good faith judgment of the Managing Member) to perfect a first priority security interest in, and otherwise assure the ability of the Company to realize on (if required), such Firm Collateral; provided, that, in the case of entities listed in the Company’s books and records in which Members are permitted to pledge their interests therein to finance all or a portion of their capital contributions thereto (“Pledgable Blackstone Interests”), to the extent a first priority security interest is unavailable because of an existing lien on such Firm Collateral, the Member or Withdrawn Member seeking to utilize such Firm Collateral shall grant the Company a second priority security interest therein in the manner provided above; provided further, that (x) in the case of Pledgable Blackstone Interests, to the extent that neither a first priority nor a second priority security interest is available, or (y) if the Managing Member otherwise determines in its good faith judgment that a security interest in Firm Collateral (and the corresponding documents and actions) are not necessary or appropriate, the Member or Withdrawn Member shall (in the case of either clause (x) or (y) above) irrevocably instruct in writing the relevant partnership, limited liability company or other entity listed in the Company’s books and records to remit any and all net proceeds resulting from a Firm Collateral Realization on such Firm Collateral to the Trustee(s) as more fully provided in clause (B) below. The Company shall, at the request of any Member or Withdrawn Member, assist such Member or Withdrawn Member in taking such action necessary to enable such Member or Withdrawn Member to use Firm Collateral as provided hereunder.

(B) If upon a sale or other realization of all or any portion of any Firm Collateral (a “Firm Collateral Realization”), the remaining Firm Collateral is insufficient to cover any Member’s or Withdrawn Member’s Excess Holdback requirement, then up to 100% of the net proceeds otherwise distributable to such Member or Withdrawn Member from such Firm Collateral Realization (including distributions subject to the repayment of financing sources as in the case of Pledgable Blackstone Interests) shall be paid into the Trust Account to fully satisfy such Excess Holdback requirement (allocated to such Member or Withdrawn Member) and shall be deemed to be Trust Amounts for purposes hereunder. Any net proceeds from such Firm Collateral Realization in excess of the amount necessary to satisfy such Excess Holdback requirement shall be distributed to such Member or Withdrawn Member.

(C) Upon any valuation or revaluation of Firm Collateral that results in a decreased valuation of such Firm Collateral so that such Firm Collateral is insufficient to cover any Member’s or Withdrawn Member’s Excess Holdback requirement (including upon a Firm Collateral Realization, if net proceeds therefrom and the remaining Firm Collateral are insufficient to cover any Member’s or Withdrawn Member’s Excess Holdback requirement), the Company shall provide notice of the foregoing to such Member or Withdrawn Member and such Member or Withdrawn Member shall, within 30 days of receiving such notice, contribute cash (or additional Firm Collateral) to the Trust Account in an amount necessary to satisfy his Excess Holdback requirement. If any such Member or Withdrawn Member defaults upon his obligations under this clause (C), then Section 5.7(d)(ii) shall apply thereto; provided, that clause (A) of the first sentence of Section 5.8(d)(ii) shall be deemed inapplicable to a default under this clause (C); provided further, that for purposes of applying Section 5.8(d)(ii) to a default under this clause (C): (I) the term “Defaulting Party” where such term appears in such Section 5.8(d)(ii) shall be construed as “defaulting party” for purposes hereof and (II) the terms “Net Recontribution Amount” and “Recontribution Amount” where such terms appear in such Section 5.8(d)(ii) shall be construed as the amount due pursuant to this clause (C).

(vi) Any Member or Withdrawn Member may (A) obtain the release of any Trust Amounts (but not the Trust Income thereon which shall remain in the Trust Account and allocated to such Member or Withdrawn Member) or Firm Collateral, in each case, held in the Trust Account for the benefit of such Member or Withdrawn Member or (B) require the Company to distribute all or any portion of amounts otherwise required to be placed in the Trust Account (whether cash or Firm Collateral), by obtaining a letter of credit (an “L/C”) for the benefit of the Trustee(s) in such amounts. Any Member or Withdrawn Member choosing to furnish an L/C to the Trustee(s) (in such capacity, an “L/C Member”) shall deliver to the Trustee(s) an unconditional and irrevocable L/C from a commercial bank whose (x) short-term deposits are rated at least A-1 by S&P and P-1 by Moody’s (if the L/C is for a term of 1 year or less), or (y) long-term deposits are rated at least A+ by S&P or A1 by Moody’s (if the L/C is for a term of 1 year or more) (each a “Required Rating”). If the relevant rating of the commercial bank issuing such L/C drops below the relevant Required Rating, the L/C Member shall supply to the Trustee(s), within 30 days of such occurrence, a new L/C from a commercial bank whose relevant rating is at least equal to the relevant Required Rating, in lieu of the insufficient L/C. In addition, if the L/C has a term expiring on a date earlier than the latest possible termination date of BREP IV, the Trustee(s) shall be permitted to drawdown on such L/C if the L/C Member fails to provide a new L/C from a commercial bank whose relevant rating is at least equal to the relevant Required Rating, at least 30 days prior to the stated expiration date of such existing L/C. The Trustee(s) shall notify an L/C Member 10 days prior to drawing on any L/C. The Trustee(s) may (as directed by the Company in the case of clause (I) below) draw down on an L/C only if (I) such a drawdown is necessary to satisfy an L/C Member’s obligation relating to the Company’s obligations under the Clawback Provisions or (II) an L/C Member has not provided a new L/C from a commercial bank whose relevant rating is at least equal to the relevant Required Rating (or the requisite amount of cash and/or Firm Collateral (to the extent permitted hereunder)), at least 30 days prior to the stated expiration of an existing L/C in accordance with this clause (vi). The Trustee(s), as directed by the Company, shall return to any L/C Member his L/C upon (1) the termination of the Trust Account and satisfaction of the Company’s obligations, if any, in respect of the Clawback Provisions, (2) an L/C Member satisfying his entire Holdback obligation in cash and Firm Collateral (to the extent permitted hereunder), or (3) the release, by the Trustee(s), as directed by the Company, of all amounts in the Trust Account to the Members or Withdrawn Members. If an L/C Member satisfies a portion of his Holdback obligation in cash and/or Firm Collateral (to the extent permitted hereunder) or if the Trustee(s), as directed by the Company, release a portion of the amounts in the Trust Account to the Members or Withdrawn Members in the Member Category of such L/C Member, the L/C of an L/C Member may be reduced by an amount corresponding to such portion satisfied in cash and/or Firm Collateral (to the extent permitted hereunder) or such portion released by the Trustee(s), as directed by the Company; provided, that in no way shall the general release of any Trust Income cause an L/C Member to be permitted to reduce the amount of an L/C by any amount.

(vii) (A) Any in-kind distributions by the Company relating to Carried Interest shall be made in accordance herewith as though such distributions consisted of cash. The Company may direct the Trustee(s) to dispose of any in-kind distributions held in the Trust Account at any time. The net proceeds therefrom shall be treated as though initially contributed to the Trust Account.

(B) In lieu of the foregoing, any Existing Member may pledge with respect to any in-kind distribution the Special Firm Collateral referred to in asset category 6 in the Company’s books and records; provided, that the initial contribution of such Special Firm Collateral shall initially equal 130% of the required Holdback Amount for a period of 90 days, and thereafter shall equal at least 115% of the required Holdback Amount. Paragraphs 4.1(d)(viii)(C) and (D) shall apply to such Special Firm Collateral. To the extent such Special Firm Collateral exceeds the applicable minimum percentage of the required Holdback Amount specified in the first sentence of this clause (vii)(B), the related Member may obtain a release of such excess amount from the Trust Account.

(viii) (A) Any Regular Member or Withdrawn Member may satisfy all or any portion of his Holdback (excluding any Excess Holdback), and such Member or a Withdrawn Member may, to the extent his Holdback (excluding any Excess Holdback) has been previously been satisfied in cash or by the use of an L/C as provided herein, obtain a release of Trust Amounts (but not the Trust Income thereon which shall remain in the Trust Account and allocated to such Member or Withdrawn Member) that satisfy such Member’s or Withdrawn Member’s Holdback (excluding any Excess Holdback) by pledging to the Trustee(s) on a first priority basis all of his Special Firm Collateral in a particular Qualifying Fund, which at all times must equal or exceed the amount of the Holdback distributed to the Member or Withdrawn Member (as more fully set forth below). Any Member seeking to satisfy such Member’s Holdback utilizing Special Firm Collateral shall sign such documents and otherwise take such other action as is necessary or appropriate (in the good faith judgment of the Managing Member) to perfect a first priority security interest in, and otherwise assure the ability of the Trustee(s) to realize on (if required), such Special Firm Collateral.

(B) If upon a distribution, withdrawal, sale, liquidation or other realization of all or any portion of any Special Firm Collateral (a “Special Firm Collateral Realization”), the remaining Special Firm Collateral (which shall not include the amount of Firm Collateral that consists of a Qualifying Fund and is being used in connection with an Excess Holdback) is insufficient to cover any Member’s or Withdrawn Member’s Holdback (when taken together with other means of satisfying the Holdback as provided herein (i.e., cash contributed to the Trust Account or an L/C in the Trust Account)), then up to 100% of the net proceeds otherwise distributable to such Member or Withdrawn Member from such Special Firm Collateral Realization (which shall not include the amount of Firm Collateral that consists of a Qualifying Fund or other asset and is being used in connection with an Excess Holdback) shall be paid into the Trust (and allocated to such Member or Withdrawn Member) to fully satisfy such Holdback and shall be deemed thereafter to be Trust Amounts for purposes hereunder. Any net proceeds from such Special Firm Collateral Realization in excess of the amount necessary to satisfy such Holdback (excluding any Excess Holdback) shall be distributed to such Member or Withdrawn Member. To the extent a Qualifying Fund distributes Securities to a Member or Withdrawn Member in connection with a Special Firm Collateral Realization, such Member or Withdrawn Member shall be required to promptly fund such Member’s or Withdrawn Member’s deficiency with respect to his Holdback in cash or an L/C.

(C) Upon any valuation or revaluation of the Special Firm Collateral and/or any adjustment in the Applicable Collateral Percentage applicable to a Qualifying Fund (as provided in the Company’s books and records), if such Member’s or Withdrawn Member’s Special Firm Collateral is valued at less than such Member’s Holdback (excluding any Excess Holdback) as provided in the Company’s books and records, taking into account other permitted means of satisfying the Holdback hereunder, the Company shall provide notice of the foregoing to such Member or Withdrawn Member and, within 10 business days of receiving such notice, such Member or Withdrawn Member shall contribute cash or additional Special Firm Collateral to the Trust Account in an amount necessary to make up such deficiency. If any such Member or Withdrawn Member defaults upon his obligations under this clause (C), then Section 5.8(d)(ii) shall apply thereto; provided, that the first sentence of Section 5.8(d)(ii) shall be deemed inapplicable to such default; provided further, that for purposes of applying Section 5.8(d)(ii) to a default under this clause (C): (I) the term “Defaulting Party” where such term appears in such Section 5.8(d)(ii) shall be construed as “defaulting party” for purposes hereof and (II) the terms “Net Recontribution Amount” and “Recontribution Amount” where such terms appear in such Section 5.8(d)(ii) shall be construed as the amount due pursuant to this clause (C).

(D) Upon a Member becoming a Withdrawn Member, at any time thereafter the Managing Member may revoke the ability of such Withdrawn Member to use Special Firm Collateral as set forth in this Section 4.1(d)(viii), notwithstanding anything else in this Section 4.1(d)(viii). In that case the provisions of clause (C) above shall apply to the Withdrawn Member’s obligation to satisfy the Holdback (except that 30 days’ notice of such revocation shall be given), given that the Special Firm Collateral is no longer available to satisfy any portion of the Holdback (excluding any Excess Holdback).

(E) Nothing in this Section 4.1(d)(viii) shall prevent any Member or Withdrawn Member from using any amount of such Member’s interest in a Qualifying Fund as Firm Collateral; provided that at all times Section 4.1(d)(v) and this Section 4.1(d)(viii) are each satisfied.

SECTION 4.2. Interest. Interest on the balances of the Members’ capital (excluding capital invested in Investments and, if deemed appropriate by the Managing Member, capital invested in any other investment of the Company) shall be credited to the Members’ capital accounts at the end of each accounting period pursuant to Section 5.2, or at any other time as determined by the Managing Member, at rates determined by the Managing Member from time to time, and shall be charged as an expense of the Company.

SECTION 4.3. Withdrawals of Capital. The Members may not withdraw capital from the Company except (i) for distributions of cash or other property pursuant to Section 5.8, (ii) as otherwise expressly provided in this Agreement or (iii) as determined by the Managing Member.

ARTICLE V

PARTICIPATION IN PROFITS AND LOSSES

SECTION 5.1. General Accounting Matters. (a) Net Income (Loss) shall be determined by the Managing Member at the end of each accounting period and shall be allocated as described in Section 5.4.

(b) “Net Income (Loss)” from any activity of the Company for any accounting period means (i) the gross income realized by the Company from such activity during such accounting period less (ii) all expenses of the Company, and all other items that are deductible from gross income, for such accounting period that are allocable to such activity (determined as provided below).

“Net Income (Loss)” from any Investment for any accounting period in which such Investment has not been sold or otherwise disposed of means (i) the gross amount of dividends, interest or other income received by the Company from such Investment during such accounting period less (ii) all expenses of the Company for such accounting period that are allocable to such Investment (determined as provided below).

“Net Income (Loss)” from any Investment for the accounting period in which such Investment is sold or otherwise disposed of means (i) the sum of the gross proceeds from the sale or other disposition of such Investment and the gross amount of dividends, interest or other income received by the Company from such Investment during such accounting period less (ii) the sum of the cost or other basis to the Company of such Investment and all expenses of the Company for such accounting period that are allocable to such Investment.

Net Income (Loss) shall be determined in accordance with the accounting method used by the Company for U.S. federal income tax purposes with the following adjustments: (i) any income of the Company that is exempt from U.S. federal income taxation and not otherwise taken into account in computing Net Income (Loss) shall be added to such taxable income or loss; (ii) if any asset has a value on the books of the Company that differs from its adjusted tax basis for U.S. federal income tax purposes, any depreciation, amortization or gain resulting from a disposition of such asset shall be calculated with reference to such value; (iii) upon an adjustment to the value of any asset on the books of the Company pursuant to Regulation Section 1.704-1(b)(2), the amount of the adjustment shall be included as gain or loss in computing such taxable income or loss; (iv) any expenditures of the Company not deductible in computing taxable income or loss, not properly capitalizable and not otherwise taken into account in computing Net Income (Loss) pursuant to this definition shall be treated as deductible items; (v) any income from an Investment that is payable to Company employees in respect of “phantom interests” in such Investment awarded by the Managing Member to employees shall be included as an expense in the calculation of Net Income (Loss) from such Investment, and (vi) items of income and expense (including interest income and overhead and other indirect expenses) of the Company, Holdings and other affiliates of the Company shall be allocated among the Company, Holdings and such affiliates, among various Company activities and Investments and between accounting periods, in each case as determined by the Managing Member. Any adjustments to Net Income (Loss) by the Managing Member, including adjustments for items of income accrued but not yet received, unrealized gains, items of expense accrued but not yet paid, unrealized losses, reserves (including reserves for taxes, bad debts, actual or threatened litigation, or any other expenses, contingencies or obligations) and other appropriate items shall be made in accordance with U.S. generally accepted accounting principles (“GAAP”); provided, that the Managing Member shall not be required to make any such adjustment.

(c) An accounting period shall be a Fiscal Year, except that, at the option of the Managing Member, an accounting period will terminate and a new accounting period will begin on the admission date of an additional Member or the Settlement Date of a Withdrawn Member, if any such date is not the first day of a Fiscal Year. If any event referred to in the preceding sentence occurs and the Managing Member does not elect to terminate an accounting period and begin a new accounting period, then the Managing Member may make such adjustments as it deems appropriate to the Members’ Profit Sharing Percentages for the accounting period in which such event occurs (prior to any allocations of Unallocated Percentages or adjustments to Profit Sharing Percentages pursuant to Section 5.3) to reflect the Members’ average Profit Sharing Percentages during such accounting period; provided, that the Profit Sharing Percentages of Members in Net Income (Loss) from Investments acquired during such accounting period will be based on Profit Sharing Percentages in effect when each such Investment was acquired.

(d) In establishing Profit Sharing Percentages and allocating Unallocated Percentages pursuant to Section 5.3, the Managing Member may consider such factors as it deems appropriate.

(e) All determinations, valuations and other matters of judgment required to be made for accounting purposes under this Agreement shall be made by the Managing Member and approved by the Company’s independent accountants. Such approved determinations, valuations and other accounting matters shall be conclusive and binding on all Members, all Withdrawn Members, their successors, heirs, estates or legal representatives and any other person, and to the fullest extent permitted by law no such person shall have the right to an accounting or an appraisal of the assets of the Company or any successor thereto.

SECTION 5.2. Capital Accounts. (a) There shall be established for each Member on the books of the Company, to the extent and at such times as may be appropriate, one or more capital accounts as the Managing Member may deem to be appropriate for purposes of accounting for such Member’s interests in the capital and Net Income (Loss) of the Company.

(b) As of the end of each accounting period or, in the case of a contribution to the Company by one or more of the Members or a distribution by the Company to one or more of the Members, at the time of such contribution or distribution, (i) the appropriate capital accounts of each Member shall be credited with the following amounts: (A) the amount of cash and the value of any property contributed by such Member to the capital of the Company during such accounting period, (B) the Net Income allocated to such Member for such accounting period and (C) the interest credited on the balance of such Member’s capital for such accounting period pursuant to Section 4.2; and (ii) the appropriate capital accounts of each Member shall be debited with the following amounts: (x) the amount of cash, the principal amount of any subordinated promissory note of the Company referred to in Section 6.5(k) (as such amount is paid) and the value of any property distributed to such Member during such accounting period and (y) the Net Loss allocated to such Member for such accounting period.

SECTION 5.3. Profit Sharing Percentages. (a) Prior to the beginning of each annual accounting period, the Managing Member shall establish the profit sharing percentage (the “Profit Sharing Percentage”) of each Member in each category of Net Income (Loss) for such annual accounting period pursuant to Section 5.1(a) taking into account such factors as the Managing Member deems appropriate, including those referred to in Section 5.1(d); provided, that (i) the Managing Member may elect to establish Profit Sharing Percentages in Net Income (Loss) from any Investment acquired by the Company during such accounting period at the time such Investment is acquired in accordance with paragraph (d) below and (ii) Net Income (Loss) for such accounting period from any Investment shall be allocated in accordance with the Profit Sharing Percentages in such Investment established in accordance with paragraph (d) below. The Managing Member may establish different Profit Sharing Percentages for any Member in different categories of Net Income (Loss). In the case of the Withdrawal of a Member, such former Member’s Profit Sharing Percentages shall be allocated by the Managing Member to one or more of the remaining Members. In the case of the admission of any Member to the Company as an additional Member, the Profit Sharing Percentages of the other Members shall be reduced by an amount equal to the Profit Sharing Percentage allocated to such new Member pursuant to Section 6.1(b); such reduction of each other Member’s Profit Sharing Percentage shall be pro rata based upon such Member’s Profit Sharing Percentage as in effect immediately prior to the admission of the new Member. Notwithstanding the foregoing, the Managing Member may also adjust the Profit Sharing Percentage of any Member for any annual accounting period at the end of such annual accounting in its sole discretion.

(b) The Managing Member may elect to allocate to the Members less than 100% of the Profit Sharing Percentages of any category for any annual accounting period at the time specified in

Section 5.3(a) for the annual fixing of Profit Sharing Percentages (any remainder of such Profit Sharing Percentages being called an “Unallocated Percentage”); provided, that any Unallocated Percentage in any category of Net Income (Loss) for any annual accounting period that is not allocated by the Managing Member within 90 days after the end of such accounting period shall be deemed to be allocated among all Members (including the Managing Member) in the manner determined by the Managing Member in its sole discretion.

(c) Unless otherwise determined by the Managing Member in a particular case, (i) Profit Sharing Percentages in Net Income (Loss) from any Investment shall be established in proportion to the Members’ respective capital contributions in respect of such Investment and (ii) Profit Sharing Percentages in Net Income (Loss) from each Investment shall be fixed at the time such Investment is acquired and shall not thereafter change, subject to any repurchase rights established by the Managing Member pursuant to Section 5.7.

SECTION 5.4. Allocations of Net Income (Loss). (a) Except as provided in Sections 5.4(d) and 5.4(e), Net Income of the Company for each Investment shall be allocated to the capital accounts related to such Investment of all the Members participating in such Investment (including the Managing Member): first, in proportion to and to the extent of the amount of Non-Carried Interest (other than amounts representing a return of capital contributions) or Carried Interest distributed to the Members; second, to Members that received Non-Carried Interest (other than amounts representing a return of capital contributions) or Carried Interest in years prior to the years such Net Income is being allocated to the extent such Non-Carried Interest (other than amounts representing a return of capital contributions) or Carried Interest exceeded Net Income allocated to such Members in such earlier years; and third, to the Members in the same manner that such Non-Carried Interest (other than amounts representing a return of capital contributions) or Carried Interest would have been distributed if cash were available to distribute with respect thereto.

(b) Net Loss of the Company shall be allocated as follows: (i) Net Loss relating to realized losses suffered by BREP IV and allocated to the Company with respect to its pro rata share thereof (based on capital contributions made to BREP IV) shall be allocated to the Members in accordance with each Member’s Non-Carried Interest Sharing Percentage with respect to the Investment giving rise to such loss suffered by BREP IV and (ii) Net Loss relating to realized losses suffered by BREP IV and allocated to the Company with respect to the Carried Interest shall be allocated in accordance with a Member’s (including Withdrawn Member’s) Carried Interest Give Back Percentage (as of the date of such loss) (subject to adjustment pursuant to Section 5.7(e)).

(c) Notwithstanding Section 5.4(a) above, Net Income relating to Carried Interest allocated after the allocation of a Net Loss pursuant to clause (ii) of Section 5.4(b) shall be allocated in accordance with such Carried Interest Give Back Percentages until such time as the Members have been allocated Net Income relating to Carried Interest equal to the aggregate amount of Net Loss previously allocated in accordance with clause (ii) of Section 5.4(b). Withdrawn Members shall remain Members for purposes of allocating such Net Loss with respect to Carried Interest.

(d) To the extent the Company has any Net Income (Loss) for any accounting period unrelated to BREP IV, such Net Income (Loss) will be allocated in accordance with Profit Sharing Percentages prevailing at the beginning of such accounting period, except as provided in Section 5.4(e).

(e) The Managing Member may authorize from time to time advances to Members against their allocable shares of Net Income (Loss).

SECTION 5.5. Liability of Members. Except as otherwise provided in the LLC Act or as expressly provided in this Agreement, no Member shall be personally obligated for any debt, obligation or liability of the Company or of any other Member solely by reason of being a Member. In no event shall any Member or Withdrawn Member (i) be obligated to make any capital contribution or payment to or on behalf of the Company or (ii) have any liability to return distributions received by such Member from the Company, in each case except as specifically provided in Sections 4.1(d) or 5.8 or otherwise in this Agreement, as such Member shall otherwise expressly agree in writing or as may be required by applicable law.

SECTION 5.6. [Intentionally omitted.]

SECTION 5.7. Repurchase Rights, etc. The Managing Member may from time to time establish such repurchase rights and/or other requirements with respect to the Members’ Interests relating to BREP IV Investments as the Managing Member may determine. The Managing Member shall have authority to (a) withhold any distribution otherwise payable to any Member until any such repurchase rights have lapsed or any such requirements have been satisfied, (b) pay any distribution to any Member that is Contingent as of the distribution date and require the refund of any portion of such distribution that is Contingent as of the Withdrawal Date of such Member, (c) amend any previously established repurchase rights or other requirements from time to time and (d) make such exceptions thereto as it may determine on a case by case basis.

SECTION 5.8. Distributions. (a) The Company shall make distributions of available cash (subject to reserves and other adjustments as provided herein) or other property to Members at such times and in such amounts as are determined by the Managing Member. The Managing Member shall, if it deems it appropriate, determine the availability for distribution of, and distribute, cash or other property separately for each category of Net Income (Loss) established pursuant to Section 5.1(a). Distributions of cash or other property with respect to Non-Carried Interest shall be made among the Members in accordance with their respective Non-Carried Interest Sharing Percentages, and, subject to Sections 4.1(d) and 5.8(e), distributions of cash or other property with respect to Carried Interest shall be made among Members in accordance with their respective Carried Interest Sharing Percentages. At any time that a sale, exchange, transfer or other disposition by BREP IV of a portion of an Investment is being considered by the Company (a “Disposable Investment”), at the election of the Managing Member each Member’s Interest with respect to such Investment shall be vertically divided into two separate Interests, an Interest attributable to the Disposable Investment (a Member’s “Class B Interest”), and an Interest attributable to such Investment excluding the Disposable Investment (a Member’s “Class A Interest”). Distributions (including those resulting from a sale, transfer, exchange or other disposition by BREP IV) relating to a Disposable Investment (with respect to both Carried Interest and Non-Carried Interest) shall be made only to holders of Class B Interests with respect to such Investment in accordance with their Profit Sharing Percentages relating to such Class B Interests, and distributions (including those resulting from the sale, transfer, exchange or other disposition by BREP IV) relating to an Investment excluding such Disposable Investment (with respect to both Carried Interest and Non-Carried Interest) shall be made only to holders of Class A Interests with respect to such Investment in accordance with their respective Profit Sharing Percentages relating to such Class A Interests. Except as provided above, distributions of cash or other property with respect to each category of Net Income (Loss) shall be allocated among the Members in the same proportions as the allocations of Net Income (Loss) of each such category.

(b) Subject to the Company’s having sufficient available cash in the reasonable judgment of the Managing Member, the Company shall make cash distributions to each Member with respect to each Fiscal Year of the Company in an aggregate amount at least equal to the total Federal, New York State and New York City income and other taxes that would be payable by such Member with respect to all categories of Net Income (Loss) allocated to such Member for such Fiscal Year, the amount of which shall be calculated (i) on the assumption that each Member is an individual subject to the then prevailing maximum Federal, New York State and New York City income tax rates, (ii) taking into account the deductibility of state and local income and other taxes for Federal income tax purposes and (iii) taking into account any differential in applicable rates due to the type and character of Net Income (Loss) allocated to such Member. Notwithstanding the provisions of the foregoing sentence, the Managing Member may refrain from making any distribution if, in the reasonable judgment of the Managing Member, such distribution is prohibited by § 18-607 of the LLC Act.

(c) The Managing Member may provide that the member interest of any Member or employee (including such Member’s or employee’s right to distributions and investments of the Company related thereto) may be subject to repurchase by the Company during such period as the Managing Member shall determine (a “Repurchase Period”). Any Contingent distributions from investments subject to repurchase rights will be withheld by the Company and will be distributed to the recipient thereof (together with interest thereon at rates determined by the Managing Member from time to time) as the recipient’s rights to such distributions become Non-Contingent (by virtue of the expiration of the applicable Repurchase Period or otherwise). The Managing Member may elect in an individual case to have the Company distribute any Contingent distribution to the applicable recipient thereof irrespective of whether the applicable Repurchase Period has lapsed. If a Member Withdraws from the Company for any reason other than his death, Total Disability or Incompetence, the undistributed share of any investment that remains Contingent as of the applicable Withdrawal Date shall be repurchased by the Company at a purchase price to be determined at such time by the Managing Member. Unless determined otherwise by the Managing Member, the repurchased portion thereof will be allocated among the remaining Members with interests in such investment in proportion to their respective percentage interests in such investment, or if no other Member has a percentage interest in such specific investment, to the Managing Member; provided, that the Managing Member may allocate the Withdrawn Member’s share of a repurchased investment attributable to the period after the Withdrawn Member’s Withdrawal Date on any basis it may determine, including to existing or new Members who did not previously have interests in such investment, except that, in any event, each Investor Special Member shall be allocated a share of such unrealized investment income equal to its respective Profit Sharing Percentage of such unrealized investment income.

(d) (i) (A) If the Company is obligated under the Clawback Provisions or Giveback Provisions to contribute a Clawback Amount or Giveback Amount to BREP IV, the Company shall call for such amounts as are necessary to satisfy such obligations as determined by the Managing Member, in which case each Member and Withdrawn Member shall contribute to the Company, in cash, when and as called by the Company, such an amount of prior distributions by the Company (and the Other Fund GPs) with respect to Carried Interest (and/or Non-Carried Interest in the case of Giveback Amounts) (the “Recontribution Amount”) which equals (I) the product of (a) a Member’s or Withdrawn Member’s Carried Interest Give Back Percentage and (b) the aggregate Clawback Amount payable by the Company in the case of Clawback Amounts and (II) with respect to a Giveback, such Member’s pro rata share of prior distributions of Carried Interest and/or Non-Carried Interest in connection with (a) the BREP IV Investment giving rise to the Giveback Amount, (b) if the amounts contributed pursuant to clause (II)(a) above are insufficient to satisfy such Giveback Amount, BREP IV Investments other than the one giving rise to such obligation, but only those amounts received by the Members with an interest in the BREP IV Investment referred to in clause (II)(a) above and (c) if the Giveback Amount is unrelated to a specific BREP IV Investment, all BREP IV Investments. Each Member and Withdrawn Member shall promptly contribute to the Company, along with satisfying his comparable obligations to the Other Fund GPs, if any, upon such call such Member’s or Withdrawn Member’s Recontribution Amount, less the amount paid out of the Trust Account on behalf of such Member or Withdrawn Member by the Trustee(s) pursuant to written instructions from the Company, or if applicable, any of the Other Fund GPs with respect to Carried Interest (and/or Non-Carried Interest in the case of Giveback Amounts) (the “Net

Recontribution Amount”), irrespective of the fact that the amounts in the Trust Account may be sufficient on an aggregate basis to satisfy the Company’s and the Other Fund GPs’ obligation under the Clawback Provisions and/or Giveback Provisions; provided, that to the extent a Member’s or Withdrawn Member’s share of the amount paid with respect to the Clawback Amount or the Giveback Provisions exceeds his Recontribution Amount, such excess shall be repaid to such Member or Withdrawn Member as promptly as reasonably practicable, subject to clause (ii) below; provided further, that such written instructions from the Company shall specify each Member’s and Withdrawn Member’s Recontribution Amount. Prior to such time, the Company may, in its discretion (but shall be under no obligation to), provide notice that in the Company’s judgment, the potential obligations in respect of the Clawback Provisions or the Giveback Provisions will probably materialize (and an estimate of the aggregate amount of such obligations); provided further, that any amount from a Member’s Trust Account used to pay any Giveback Amount (or such lesser amount as may be required by the Managing Member) shall be contributed by such Member to such Member’s Trust Account no later than 30 days after the Net Recontribution Amount is paid with respect to such Giveback.

(B) To the extent any Member or Withdrawn Member has satisfied any Holdback obligation with Firm Collateral, such Member or Withdrawn Member shall, within 10 days of the Company’s call for Recontribution Amounts, make a cash payment into the Trust Account in an amount equal to the amount of the Holdback obligation satisfied with such Firm Collateral, or such lesser amount such that the amount in the Trust Account allocable to such Member or Withdrawn Member equals the sum of (I) such Member’s or Withdrawn Member’s Recontribution Amount and (II) any similar amounts payable to any of the Other Fund GPs. Immediately upon receipt of such cash, the Trustee(s) shall take such steps as are necessary to release such Firm Collateral of such Member or Withdrawn Member equal to the amount of such cash payment. If the amount of such cash payment is less than the amount of Firm Collateral of such Member or Withdrawn Member, the balance of such Firm Collateral if any, shall be retained to secure the payment of Deficiency Contributions, if any, and shall be fully released upon the satisfaction of the Company’s and the Other Fund GPs’ obligation to pay the Clawback Amount. The failure of any Member or Withdrawn Member to make a cash payment in accordance with this clause (B) (to the extent applicable) shall constitute a default under Section 5.8(d)(ii) as if such cash payment hereunder constitutes a Net Recontribution Amount under Section 5.8(d)(ii).

(ii) (A) In the event any Member or Withdrawn Member (a “Defaulting Party”) fails to recontribute all or any portion of such Defaulting Party’s Net Recontribution Amount for any reason, the Company shall require all other Members and Withdrawn Members to contribute, on a pro rata basis (based on each of their respective Carried Interest Give Back Percentages in the case of Clawback Amounts, and Profit Sharing Percentages in the case of Giveback Amounts (as more fully described in clause (II) of Section 5.8(d)(i)(A) above)), such amounts as are necessary to fulfill the Defaulting Party’s obligation to pay such Defaulting Party’s Net Recontribution Amount (a “Deficiency Contribution”) if the Managing Member determines in its good faith judgment that the Company will be unable to collect such amount in cash from such Defaulting Party for payment of the Clawback Amount or Giveback Amount, as the case may be, at least 20 Business Days prior to the latest date that the Company, and the Other Fund GPs, if applicable, are permitted to pay the Clawback Amount or Giveback Amount, as the case may be; provided, that, subject to Section 5.8(e), no Member or Withdrawn Member shall as a result of such Deficiency Contribution be required to contribute an amount in excess of 150% of the amount of the Net Recontribution Amount initially requested from such Member or Withdrawn Member in respect of such default. Thereafter, the Managing Member shall determine in its good faith judgment that the Company should either (1) not attempt to collect such amount in light of the costs associated therewith, the likelihood of recovery and any other factors considered relevant in the good faith judgment of the Managing Member or (2) pursue any and all remedies (at law or equity) available to the Company against the Defaulting Party, the cost of which shall be a Company expense to the extent not ultimately reimbursed by the Defaulting Party. It is agreed that the Company shall have the right

(effective upon such Defaulting Party becoming a Defaulting Party) to set-off as appropriate and apply against such Defaulting Party’s Net Recontribution Amount any amounts otherwise payable to the Defaulting Party by the Company or any affiliate thereof (including amounts unrelated to Carried Interest, such as returns of capital and profit thereon). Each Member and Withdrawn Member hereby grants to the Company a security interest, effective upon such Member or Withdrawn Member becoming a Defaulting Party, in all accounts receivable and other rights to receive payment from any affiliate of the Company and agrees that, upon the effectiveness of such security interest, the Company may sell, collect or otherwise realize upon such collateral. In furtherance of the foregoing, each Member and Withdrawn Member hereby appoints the Company as its true and lawful attorney-in-fact with full irrevocable power and authority, in the name of such Member or Withdrawn Member or in the name of the Company, to take any actions which may be necessary to accomplish the intent of the immediately preceding sentence. The Company shall be entitled to collect interest on the Net Recontribution Amount of a Defaulting Party from the date such Recontribution Amount was required to be contributed to the Company at a rate equal to the Default Interest Rate.

(B) Any Member’s or Withdrawn Member’s failure to make a Deficiency Contribution shall cause such Member or Withdrawn Member to be a Defaulting Party with respect to such amount. The Company shall first seek any remaining Trust Amounts (and Trust Income thereon) allocated to such Member or Withdrawn Member to satisfy such Member’s or Withdrawn Member’s obligation to make a Deficiency Contribution before seeking cash contributions from such Member or Withdrawn Member in satisfaction of such Member’s or Withdrawn Member’s obligation to make a Deficiency Contribution.

(iii) A Member’s or Withdrawn Member’s obligation to make contributions to the Company under this Section 5.8(d) shall survive the termination of the Company.

(e) The Members acknowledge that the Managing Member will (and is hereby authorized to) take such steps as it deems appropriate, in its good faith, to further the objective of providing for the fair and equitable treatment of all Members, including by allocating Writedowns and Losses (as defined in the BREP IV Partnership Agreement) on BREP IV Investments that have been the subject of a Writedown and/or Losses (each, a “Loss Investment”) to those Members who participated in such Loss Investments based on their Carried Interest Sharing Percentage therein to the extent that such Members receive or have received Carried Interest distributions from other BREP IV Investments. Consequently and notwithstanding anything herein to the contrary, adjustments to Carried Interest distributions shall be made as set forth in this Section 5.8(e).

(i) At the time the Company is making Carried Interest distributions in connection with a BREP IV Investment (the “Subject Investment”) that have been reduced under the BREP IV Partnership Agreement as a result of one or more Loss Investments, the Managing Member shall calculate amounts distributable to or due from each such Member as follows:

(A) determine each Member’s share of each such Loss Investment based on his Carried Interest Sharing Percentage in each such Loss Investment (which may be zero) to the extent such Loss Investment has reduced the Carried Interest distributions otherwise available for distribution to all Members (indirectly through the Company from BREP IV) from the Subject Investment (such reduction, the “Loss Amount”);

(B) determine the amount of Carried Interest distributions otherwise distributable to such Member with respect to the Subject Investment (indirectly through the Company from BREP IV) before any reduction in respect of the amount determined in clause (A) above (the “Unadjusted Carried Interest Distributions”); and

(C) subtract (I) the Loss Amounts relating to all Loss Investments from (II) the Unadjusted Carried Interest Distributions for such Member, to determine the amount of Carried Interest distributions to actually be paid to such Member (“Net Carried Interest Distribution”).

To the extent that the Net Carried Interest Distribution for a Member as calculated in this clause (i) is a negative number, the Managing Member shall (I) notify such Member, at or prior to the time such Carried Interest distributions are actually made to the Members, of his obligation to recontribute to the Company prior Carried Interest distributions (a “Net Carried Interest Distribution Recontribution Amount”), up to the amount of such negative Net Carried Interest Distribution, and (II) to the extent amounts recontributed pursuant to clause (I) are insufficient to satisfy such negative Net Carried Interest Distribution amount, reduce future Carried Interest distributions otherwise due such Member, up to the amount of such remaining negative Net Carried Interest Distribution. If a Member’s (x) Net Carried Interest Distribution Recontribution Amount exceeds (y) the aggregate amount of prior Carried Interest distributions less the amount of tax thereon, calculated based on the Assumed Tax Rate (as defined in the BREP IV Partnership Agreement) in effect in the Fiscal Years of such distributions (the “Excess Tax-Related Amount”), then such Member may, in lieu of paying such Member’s Excess Tax-Related Amount, defer such amounts as set forth below. Such deferred amount shall accrue interest at the Prime Rate. Such deferred amounts shall be reduced and repaid by the amount of Carried Interest otherwise distributable to such Member in connection with future Carried Interest distributions until such balance is reduced to zero. Any deferred amounts shall be payable in full upon the earlier of (i) such time as the Clawback is determined (as provided herein) and (ii) such time as the Member becomes a Withdrawn Member.

To the extent there is an amount of negative Net Carried Interest Distribution with respect to a Member remaining after the application of this clause (i), notwithstanding clause (II) of the preceding paragraph, such remaining amount of negative Net Carried Interest Distribution shall be allocated to the other Members pro rata based on each of their Carried Interest Sharing Percentages in the Subject Investment.”

A Member who fails to pay a Net Carried Interest Distribution Recontribution Amount promptly upon notice from the Managing Member (as provided above) shall be deemed a Defaulting Party for all purposes hereof.

A Member may satisfy in part any Net Carried Interest Distribution Recontribution Amount from cash that is then subject to a Holdback, to the extent that the amounts that remain subject to a Holdback satisfy the Holdback requirements hereof as they relate to the reduced amount of aggregate Carried Interest distributions received by such Member (taking into account any Net Carried Interest Distribution Recontribution Amount contributed to the Company by such Member).

Any Net Carried Interest Distribution Recontribution Amount contributed by a Member, including amounts of cash subject to a Holdback as provided above, shall increase the amount available for distribution to the other Members as Carried Interest distributions with respect to the Subject Investment; provided, that any such amounts then subject to a Holdback may be so distributed to the other Members to the extent a Member receiving such distribution has satisfied the Holdback requirements with respect to such distribution (taken together with the other Carried Interest distributions received by such Member to date).

(ii) In the case of Clawback Amounts which are required to be contributed to the Company as otherwise provided herein, the obligation of the Members with respect to any Clawback Amount shall be adjusted by the Managing Member as follows:

(A) determine each Member’s share of any Losses in any BREP IV Investments which gave rise to the Clawback Amount (i.e., the Losses that followed the last BREP IV Investment with respect to which Carried Interest distributions were made), based on such Member’s Carried Interest Sharing Percentage in such BREP IV Investments;

(B) determine each Member’s obligation with respect to the Clawback Amount based on such Member’s Carried Interest Give Back Percentage as otherwise provided herein; and

(C) subtract the amount determined in clause (B) above from the amount determined in clause (A) above with respect to each Member to determine the amount of adjustment to each Member’s share of the Clawback Amount (a Member’s “Clawback Adjustment Amount”).

A Member’s share of the Clawback Amount shall for all purposes hereof be decreased by such Member’s Clawback Adjustment Amount, to the extent it is a negative number (except to the extent expressly provided below). A Member’s share of the Clawback Amount shall for all purposes hereof be increased by such Member’s Clawback Adjustment Amount (to the extent it is a positive number); provided, that in no way shall a Member’s aggregate obligation to satisfy a Clawback Amount as a result of this clause (ii) exceed the aggregate Carried Interest distributions received by such Member. To the extent a positive Clawback Adjustment Amount remains after the application of this clause (ii) with respect to a Member, such remaining Clawback Adjustment Amount shall be allocated to the Members (including any Member whose Clawback Amount was increased pursuant to this clause (ii)) pro rata based on their Carried Interest Give Back Percentages (determined without regard to this clause (ii)).

Any distribution or contribution adjustments pursuant to this Section 5.8(e) by the Managing Member shall be based on its good faith judgment, and no Member shall have any claim against the Company, the Managing Member or any other Members as a result of any adjustment made as set forth above. This Section 5.8(e) applies to all Members, including Withdrawn Members.

It is agreed and acknowledged that this Section 5.8(e) is an agreement among the Members and in no way modifies the obligations of each Member regarding the Clawback as provided in the BREP IV Partnership Agreement.

SECTION 5.9. Business Expenses. The Company shall reimburse the Members for reasonable travel, entertainment and miscellaneous expenses incurred by them in the conduct of the Company’s business in accordance with rules and regulations established by the Managing Member from time to time.

ARTICLE VI

ADDITIONAL MEMBERS; WITHDRAWAL OF MEMBERS;

SATISFACTION AND DISCHARGE OF

COMPANY INTERESTS; TERMINATION

SECTION 6.1. Additional Members. (a) Effective on the first day of any month (or on such other date as shall be determined by the Managing Member in its sole discretion), the Managing Member shall have the right to admit one or more additional persons into the Company as Regular Members or Special Members. The Managing Member shall determine and negotiate with the additional Member all terms of such additional Member’s participation in the Company, including the additional Member’s initial capital contribution and Profit Sharing Percentage. Each additional Member shall have such voting rights as determined by the Managing Member from time to time unless, upon the admission to the Company of any Special Member (including any Special Member), the Managing Member shall designate that such Special Member shall not have such voting rights (any such Special Member being called a “Nonvoting Special Member”). Any additional Member shall, as a condition to becoming a Member, agree to become a party to, and be bound by the terms and conditions of, the Trust Agreement.

(b) The Profit Sharing Percentages to be allocated to an additional Member as of the date such Member is admitted to the Company, together with the pro rata reduction in all other Members’ Profit Sharing Percentages as of such date, shall be established by the Managing Member pursuant to Section 5.3.

(c) An additional Member shall be required to contribute to the Company his pro rata share of the Company’s total capital, excluding capital in respect of Investments in which such Member does not acquire any interests, at such times and in such amounts as shall be determined by the Managing Member in accordance with Section 4.1.

(d) The admission of an additional Member will be evidenced by (i) the execution of a counterpart copy of this Agreement by such additional Member or (ii) the execution of an amendment to this Agreement by all the Members (including the additional Member), as determined by the Managing Member. In addition, each additional Member shall sign a counterpart copy of the Trust Agreement or any other writing evidencing the intent of such person to become a party to the Trust Agreement that is accepted by the Managing Member on behalf of the Company.

SECTION 6.2. Withdrawal of Members. (a) Any Member may Withdraw voluntarily from the Company on the last day of any calendar month (or on such other date as shall be determined by the Managing Member in its sole discretion), on not less than 15 days’ prior written notice by such Member to the Managing Member (or on such shorter notice period as may be mutually agreed between such Member and the Managing Member); provided, that a Member may not voluntarily Withdraw without the consent of the Managing Member if such Withdrawal would (i) cause the Company to be in default under any of its contractual obligations or (ii) in the reasonable judgment of the Managing Member, have a material adverse effect on the Company or its business.

(b) Upon the Withdrawal of any Member, including by the occurrence of any withdrawal event under the LLC Act with respect to any Member, such Member shall thereupon cease to be a Member, except as expressly provided herein.

(c) Upon the Total Disability of a Regular Member, such Member shall thereupon cease to be a Regular Member; provided, that the Managing Member may elect to admit such Withdrawn Member to the Company as a Nonvoting Special Member with such Interest as the Managing Member may determine. The determination of whether any Member has suffered a Total Disability shall be made by the Managing Member in its sole discretion after consultation with a qualified medical doctor. In the absence of agreement between the Managing Member and such Member, each party shall nominate a qualified medical doctor and the two doctors shall select a third doctor, who shall make the determination as to Total Disability.

(d) If the Managing Member determines or with a Majority in Interest of the Members that it shall be in the best interests of the Company for any Member (including any Member who has given notice of voluntary Withdrawal pursuant to paragraph (a) above) to Withdraw from the Company (whether or not Cause exists), such Member, upon written notice by the Managing Member to such Member, shall be required to Withdraw as of a date specified in such notice, which date shall be on or after the date of such notice. If the Managing Member requires any Member to Withdraw for Cause, such notice shall state that it has been given for Cause and shall describe the particulars thereof in reasonable detail.

(e) The withdrawal from the Company of any Member shall not, in and of itself, affect the obligations of the other Members to continue the Company during the remainder of its term.

SECTION 6.3. Company Interests Not Transferable. No Member may sell, assign, pledge or otherwise transfer or encumber all or any portion of such Member’s Interest other than as permitted by written agreement between such Member and the Company; provided, that this Section 6.3 shall not impair transfers by operation of law, transfers by will or by other testamentary instrument occurring by virtue of the death or dissolution of a Member, or transfers required by trust agreements; provided further, that a Regular Member may transfer, for estate planning purposes, up to 25% of his Profit Sharing Percentage to any estate planning trust, limited partnership, or limited liability company with respect to which a Regular Member controls investments related to any interest in the Company held therein (an “Estate Planning Vehicle”). Each Estate Planning Vehicle will be a Nonvoting Special Member. Such Regular Member and the Nonvoting Special Member shall be jointly and severally liable for all obligations of both such Regular Member and such Nonvoting Special Member with respect to the Company (including the obligation to make additional capital contributions), as the case may be. The Managing Member may at its sole option exercisable at any time require any Estate Planning Vehicle to withdraw from the Company on the terms of this Article VI. Except as provided in the second proviso to the first sentence of this Section 6.3, no assignee, legatee, distributee, heir or transferee (by conveyance, operation of law or otherwise) of the whole or any portion of any Member’s Interest shall have any right to be a Member without the prior written consent of the Managing Member, (which consent may withheld without giving reason therefor). Notwithstanding the granting of a security interest in the entire Interest of any Member, such Member shall continue to be a Member of the Company.

SECTION 6.4. Consequences upon Withdrawal of a Member. (a) The Withdrawal of a Regular Member shall not dissolve the Company if at the time of such Withdrawal there are one or more remaining Regular Members and any one or more of such remaining Regular Members continue the business of the Company (any and all such remaining Regular Members being hereby authorized to continue the business of the Company without dissolution and hereby agreeing to do so). Notwithstanding Section 6.4(b), if upon the Withdrawal of a Regular Member there shall be no remaining Regular Member, the Company shall be dissolved and shall be wound up unless, within 90 days after the occurrence of such Withdrawal, all remaining Special Members agree in writing to continue the business of the Company and to the appointment, effective as of the date of such Withdrawal, of one or more Regular Members.

(b) The Company shall not be dissolved, in and of itself, by the Withdrawal of any Member, but shall continue with the surviving or remaining Members as members thereof in accordance with and subject to the terms and provisions of this Agreement.

SECTION 6.5. Satisfaction and Discharge of a Withdrawn Member’s Interest. (a) As used in this Agreement, (i) the term “Withdrawn Member” shall mean a Member whose interest in the Company has been terminated for any reason, including the occurrence of an event specified in Section 6.2, and shall include, unless the context requires otherwise, the estate or legal representatives of any such Member, (ii) the term “Withdrawal Date” shall mean the date of the Withdrawal from the Company of a Withdrawn Member and (iii) the term “Settlement Date” shall mean the date as of which a Withdrawn Member’s Interest is settled as determined under paragraph (b) below. Notwithstanding the foregoing, any Regular Member who Withdraws from the Company, and all or any portion of whose Interest is retained as a Special Member, shall be considered a Withdrawn Member for all purposes hereof.

(b) Except where a later date for the settlement of a Withdrawn Member’s interest in the Company may be agreed to by the Managing Member and a Withdrawn Member, a Withdrawn Member’s Settlement Date shall be his Withdrawal Date; provided, that if a Withdrawn Member’s Withdrawal Date is not the last day of a month, then the Managing Member may elect or such Withdrawn Member’s Settlement Date to be the last day of the month in which his Withdrawal Date occurs. During the interval, if any, between a Withdrawn Member’s Withdrawal Date and Settlement Date, such Withdrawn Member shall have the same rights and obligations with respect to capital contributions, interest on capital, allocations of Net Income (Loss) and distributions as would have applied had such Withdrawn Member remained a Member of the Company during such period.

(c) In the event of the Withdrawal of a Member, the Managing Member shall promptly after such Withdrawn Member’s Settlement Date (i) determine and allocate to the Withdrawn Member’s capital account such Withdrawn Member’s allocable share of the Net Income (Loss) of the Company for the period ending on such Settlement Date in accordance with Article V and (ii) credit the Withdrawn Member’s capital account with interest in accordance with Section 5.2. In making the foregoing calculations, the Managing Member shall be entitled to establish such reserves (including reserves for taxes, bad debts, unrealized losses, actual or threatened litigation or any other expenses, contingencies or obligations) as it deems appropriate. Unless otherwise determined by the Managing Member in a particular case, a Withdrawn Member shall not be entitled to receive any Unallocated Percentage in respect of the accounting period during which such Member Withdraws from the Company (whether or not previously awarded or allocated) or any Unallocated Percentage in respect of prior accounting periods that have not been paid or allocated (whether or not previously awarded) as of such Withdrawn Member’s Withdrawal Date.

(d) From and after the Settlement Date of the Withdrawn Member, the Withdrawn Member’s Profit Sharing Percentages shall, unless otherwise allocated by the Managing Member pursuant to Section 5.3(a), be deemed to be Unallocated Percentages (except for Profit Sharing Percentages with respect to Investments as provided in paragraph (f) below).

(e) (i) Upon the Withdrawal from the Company of a Member, such Withdrawn Member thereafter shall not, except as expressly provided in this Section 6.5, have any rights of a Member (including voting rights), and, except as expressly provided in this Section 6.5, such Withdrawn Member shall not have any interest in the Company’s Net Income (Loss), distributions, Investments or other assets. If a Member Withdraws from the Company for any reason other than for Cause pursuant to Section 6.2, then the Withdrawn Member shall be entitled to receive, at the time or times specified in Section 6.5(i) below, in satisfaction and discharge in full of the Withdrawn Member’s Interest, (x) payment equal to the aggregate credit balance, if any, as of the Settlement Date of the Withdrawn

Member’s capital accounts, (excluding any capital account or portion thereof attributable to any Investment) and (y) the Withdrawn Member’s percentage interest attributable to each Investment in which the Withdrawn Member has an interest as of the Settlement Date as provided in paragraph (f) below (which shall be settled in accordance with paragraph (f) below), subject to all the terms and conditions of paragraphs (a)-(r) of this Section 6.5. If the amount determined pursuant to clause (x) above is an aggregate negative balance, the Withdrawn Member shall pay the amount thereof to the Company upon demand by the Managing Member on or after the date of the statement referred to in paragraph (i) below; provided, that if the Withdrawn Member was solely a Special Member on his Withdrawal Date, such payment shall be required only to the extent of any amounts payable to such Withdrawn Member pursuant to this Section 6.5. Any aggregate negative balance in the capital accounts of a Withdrawn Member who was solely a Special Member, upon the settlement of such Withdrawn Member’s Interest pursuant to this Section 6.5, shall be allocated among the other Members’ capital accounts in accordance with their respective Profit Sharing Percentages in the categories of Net Income (Loss) giving rise to such negative balance as determined by the Managing Member as of such Withdrawn Member’s Settlement Date. In the settlement of any Withdrawn Member’s interest in the Company, no value shall be ascribed to goodwill, the Company name or the anticipation of any value the Company or any successor thereto might have in the event the Company or any interest therein were to be sold in whole or in part.

(ii) Notwithstanding clause (i) of this Section 6.5(e), in the case of a Member whose Withdrawal resulted from such Member’s death or Incompetence, such Member’s estate or legal representative, as the case may be, may elect, at the time described below, to receive a Nonvoting Special Member Interest and retain such Member’s Profit Sharing Percentage in all (but not less than all) illiquid investments of the Company in lieu of a cash payment (or Note) in settlement of that portion of the Withdrawn Member’s interest. The election referred to above shall be made within 60 days after the Withdrawn Member’s Settlement Date, based on a statement of the settlement of such Withdrawn Member’s interest in the Company pursuant to this Section 6.5.

(f) For purposes of clause (y) of paragraph (e)(i) above, a Withdrawn Member’s “percentage interest” means his Profit Sharing Percentage as of the Settlement Date in the relevant Investment. The Withdrawn Member shall retain his percentage interest in such Investment and shall retain his capital account or portion thereof attributable to such Investment, in which case such Withdrawn Member (a “Retaining Withdrawn Member”) shall become and remain a Special Member for such purpose (and, if the Managing Member so designates, such Special Member shall be a Nonvoting Special Member). The Interests of a Retaining Withdrawn Member pursuant to this paragraph (f) shall be subject to the terms and conditions applicable to Interests of any kind hereunder and such other terms and conditions as are established by the Managing Member. At the option of the Managing Member in its sole discretion, the Managing Member and the Retaining Withdrawn Member may agree to have the Company acquire such interests without the approval of the other Members; provided, that the Managing Member shall reflect in the books and records of the Company the terms of any acquisition pursuant to this sentence.

(g) The Managing Member may elect, in lieu of payment in cash of any amount payable to a Withdrawn Member pursuant to paragraph (e) above, to have the Company issue to the Withdrawn Member a subordinated promissory note as provided in paragraph (k) below and/or (ii) to distribute in kind to the Withdrawn Member such Withdrawn Member’s pro rata share (as determined by the Managing Member) of any securities or other investments of the Company. If any securities or other investments are distributed in kind to a Withdrawn Member under this paragraph (g), the amount described in clause (x) of paragraph (e)(i) shall be reduced by the value of such distribution as valued on the latest balance sheet of the Company in accordance with generally accepted accounting principles or, if not appearing on such balance sheet, as reasonably determined by the Managing Member.

(h) [Intentionally omitted].

(i) Within 120 days after each Settlement Date, the Managing Member shall submit to the Withdrawn Member a statement of the settlement of such Withdrawn Member’s interest in the Company pursuant to this Section 6.5 together with any cash payment, subordinated promissory note (as referred to in paragraph (k) below) and in kind distributions to be made to such Member as shall be determined by the Managing Member. The Managing Member shall submit to the Withdrawn Member supplemental statements with respect to additional amounts payable to or by the Withdrawn Member in respect of the settlement of his interest in the Company (e.g., payments in respect of Investments pursuant to paragraph (f) above or adjustments to reserves pursuant to paragraph (j) below) promptly after such amounts are determined by the Managing Member. To the fullest extent permitted by law, such statements and the valuations on which they are based shall be accepted by the Withdrawn Member without examination of the accounting books and records of the Company or other inquiry. Any amounts payable by the Company to a Withdrawn Member pursuant to this Section 6.5 shall be subordinate in right of payment and subject to the prior payment or provision for payment in full of claims of all present or future creditors of the Company or any successor thereto arising out of matters occurring prior to the applicable date of payment or distribution; provided, that such Withdrawn Member shall otherwise rank pari passu in right of payment (x) with all persons who become Withdrawn Members and whose Withdrawal Date is within one year before the Withdrawal Date of the Withdrawn Member in question and (y) with all persons who become Withdrawn Members and whose Withdrawal Date is within one year after the Withdrawal Date of the Withdrawn Member in question.

(j) If the aggregate reserves established by the Managing Member as of the Settlement Date in making the foregoing calculations should prove, in the determination of the Managing Member, to be excessive or inadequate, the Managing Member may elect, but shall not be obligated, to pay the Withdrawn Member or his estate such excess, or to charge the Withdrawn Member or his estate such deficiency, as the case may be.

(k) Any amounts owed by the Withdrawn Member to the Company at any time on or after the Settlement Date (e.g., outstanding Company loans or advances to such Withdrawn Member) shall be offset against any amounts payable or distributable by the Company to the Withdrawn Member at any time on or after the Settlement Date or shall be paid by the Withdrawn Member to the Company, in each case as determined by the Managing Member. All cash amounts payable by a Withdrawn Member to the Company under this Section 6.5 shall bear interest from the due date to the date of payment at a floating rate equal to the lesser of (x) the rate of interest publicly announced from time to time by JPMorgan Chase Bank in New York City as its prime rate and (y) the maximum rate of interest permitted by applicable law. The “due date” of amounts payable by a Withdrawn Member pursuant to Section 6.5(i) above shall be 120 days after a Withdrawn Member’s Settlement Date. The “due date” of amounts payable to or by a Withdrawn Member in respect of Investments for which the Withdrawn Member has retained a percentage interest in accordance with paragraph (f) above shall be 120 days after realization with respect to such Investment. The “due date” of any other amounts payable by a Withdrawn Member shall be 60 days after the date such amounts are determined to be payable.

(l) At the time of the settlement of any Withdrawn Member’s interest in the Company pursuant to this Section 6.5, the Managing Member may, to the fullest extent permitted by applicable law, impose any restrictions it deems appropriate on the assignment, pledge, encumbrance or other transfer by such Withdrawn Member of any interest in any Investment retained by such Withdrawn Member, any securities or other investments distributed in kind to such Withdrawn Member or such Withdrawn Member’s right to any payment from the Company.

(m) If a Member is required to Withdraw from the Company for Cause pursuant to Section 6.2(d), then his Interest shall be settled in accordance with paragraphs (a)-(m) of this Section 6.5; provided, that the Managing Member may elect (but shall not be required) to apply any or all the following terms and conditions to such settlement:

(i) In settling the Withdrawn Member’s interest in any Investment in which he has an interest as of his Settlement Date, the Managing Member may elect to (A) determine the Unrealized Net Income (Loss) attributable to each such Investment as of the Settlement Date and allocate to the appropriate capital account of the Withdrawn Member his allocable share of such Unrealized Net Income (Loss) for purposes of calculating the aggregate balance of such Withdrawn Member’s capital account pursuant to clause (x) of paragraph (e)(i) above, (B) credit or debit, as applicable, the Withdrawn Member with the balance of his capital account or portion thereof attributable to each such Investment as of his Settlement Date without giving effect to the Unrealized Net Income (Loss) from such Investment as of his Settlement Date, which shall be forfeited by the Withdrawn Member or (C) apply the provisions of paragraph (f) above, provided, that the maximum amount of Net Income (Loss) allocable to such Withdrawn Member with respect to any Investment shall equal such Member’s percentage interest of the Unrealized Net Income, if any, attributable to such Investment as of the Settlement Date (the balance of such Net Income (Loss), if any, shall be allocated as determined by the Managing Member). The Withdrawn Member shall not have any continuing interest in any Investment to the extent an election is made pursuant to (A) or (B) above.

(ii) Any amounts payable by the Company to the Withdrawn Member pursuant to this Section 6.5 shall be subordinate in right of payment and subject to the prior payment in full of claims of all present or future creditors of the Company or any successor thereto arising out of matters occurring prior to or on or after the applicable date of payment or distribution.

(n) The payments to a Withdrawn Member pursuant to this Section 6.5 may be conditioned on the compliance by such Withdrawn Member with any lawful and reasonable (under the circumstances) restrictions against engaging or investing in a business competitive with that of the Company or any of its subsidiaries and affiliates for a period not exceeding two years determined by the Managing Member. Upon written notice to the Managing Member, any Withdrawn Member who is subject to noncompetition restrictions established by the Managing Member pursuant to this paragraph (o) may elect to forfeit the principal amount payable in the final installment of his subordinated promissory note under paragraph (k) above, together with interest to be accrued on such installment after the date of forfeiture, in lieu of being bound by such restrictions.

(o) In addition to the foregoing, the Managing Member shall have the right to pay a Withdrawn Member (other than the Managing Member) a discretionary additional payment in an amount and based upon such circumstances and conditions as it determines to be relevant.

(p) The provisions of this Section 6.5 shall apply to any Investor Special Member relating to a Regular Member or Special Member and to any transferee of any interest of such Member pursuant to Section 6.3 if such Member Withdraws from the Company.

(q) (i) The Company will assist a Withdrawn Member or his estate or guardian, as the case may be, in the settlement of the Withdrawn Member’s Interest in the Company. Third party costs incurred by the Company in providing this assistance will be borne by the Withdrawn Member or his estate.

(ii) The Company may reasonably determine in good faith to retain outside professionals to provide the assistance to Withdrawn Members or their estates or guardians, as referred to above. In such instances, the Company will obtain the prior approval of a Withdrawn Member or his estate or guardian, as the case may be, prior to engaging such professionals. If the Withdrawn Member (or his estate or guardian) declines to incur such costs, the Company will provide such reasonable assistance as and when it can so as not to interfere with the Company’s day-to-day operating, financial, tax and other related responsibilities to the Company and the Members.

(r) Each Member (other than the Managing Member) hereby irrevocably appoints the Managing Member as such Member’s true and lawful agent, representative and attorney-in-fact, each acting alone, in such Member’s name, place and stead, to make, execute, sign and file, on behalf of such Member, any and all agreements, instruments, documents and certificates which the Managing Member deems necessary or advisable in connection with any transaction or matter contemplated by or provided for in this Section 6.5, including, without limitation, the performance of any obligation of such Member or the Company or the exercise of any right of such Member or the Company. Such power of attorney is coupled with an interest and shall survive and continue in full force and effect notwithstanding the Withdrawal from the Company of any Member for any reason and shall not be affected by the death, disability or incapacity of such Member.

SECTION 6.6. Dissolution of the Company. The Managing Member may dissolve the Company prior to the expiration of its term at any time on not less than 60 days’ notice of the dissolution date given to the other Members. Upon the dissolution of the Company, and following the payment of creditors of the Company and the making of provisions for the payment of any contingent, conditional or unmatured claims known to the Company as required under the LLC Act, the Members’ respective interests in the Company shall be valued and settled in accordance with the procedures set forth in Sections 5.8 and 6.5 which provide for allocations to the capital accounts of the Members and distributions in accordance with the capital account balances of the Members. The Managing Member shall be the liquidator. In the event that the Managing Member is unable to serve as the liquidator, a liquidating trustee shall be chosen by affirmative vote of a Majority in Interest of the Members voting at a meeting of Members (excluding Nonvoting Special Members).

SECTION 6.7. Certain Tax Matters. (a) All items of income, gain, loss, deduction and credit of the Company shall be allocated among the Members for Federal, state and local income tax purposes in the same manner as such items of income, gain, loss, deduction and credit shall be allocated among the Members pursuant to this Agreement, except as may otherwise be provided herein or by the Code or other applicable law. To the extent Treasury Regulations promulgated pursuant to Subchapter K of the Code (including under Sections 704(b) and (c) of the Code) or other applicable law require allocations for tax purposes that differ from the foregoing allocations, the Managing Member may determine the manner in which such tax allocations shall be made so as to comply more fully with such Treasury Regulations or other applicable law and, at the same time, preserve the economic relationships among the Members as set forth in this Agreement. In the event there is a net decrease in partnership minimum gain or partner nonrecourse debt minimum gain (determined in accordance with the principles of Regulations Sections 1.704-2(d) and 1.704-2(i)) during any taxable year of the Company, each Member shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to its respective share of such net decrease during such year, determined pursuant to Regulations Sections 1.704-2(g) and 1.704-2(i)(5). The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(f). In addition, this Agreement shall be considered to contain a “qualified income offset” as provided in Regulations Section 1.704-1(b)(2)(ii)(d).

(b) The Managing Member shall cause to be prepared all Federal, state and local tax returns of the Company for each year for which such returns are required to be filed and, after approval of such returns by the Managing Member, shall cause such returns to be timely filed. The Managing

Member shall determine the appropriate treatment of each item of income, gain, loss, deduction and credit of the Company and the accounting methods and conventions under the tax laws of the United States, the several states and other relevant jurisdictions as to the treatment of any such item or any other method or procedure related to the preparation of such tax returns. The Managing Member may cause the Company to make or refrain from making any and all elections permitted by such tax laws. Each Member agrees that he shall not, unless he provides prior notice of such action to the Company, (i) treat, on his individual income tax returns, any item of income, gain, loss, deduction or credit relating to his interest in the Company in a manner inconsistent with the treatment of such item by the Company as reflected on the Form K-1 or other information statement furnished by the Company to such Member for use in preparing his income tax returns or (ii) file any claim for refund relating to any such item based on, or which would result in, such inconsistent treatment. In respect of an income tax audit of any tax return of the Company, the filing of any amended return or claim for refund in connection with any item of income, gain, loss, deduction or credit reflected on any tax return of the Company, or any administrative or judicial proceedings arising out of or in connection with any such audit, amended return, claim for refund or denial of such claim, (A) the Tax Matters Member (as defined below) shall be authorized to act for, and his decision shall be final and binding upon, the Company and all Members except to the extent a Member shall properly elect to be excluded from such proceeding pursuant to the Code, (B) all expenses incurred by the Tax Matters Member in connection therewith (including, without limitation, attorneys’, accountants’ and other experts’ fees and disbursements) shall be expenses of the Company and (C) no Member shall have the right to (1) participate in the audit of any Company tax return, (2) file any amended return or claim for refund in connection with any item of income, gain, loss, deduction or credit reflected on any tax return of the Company (unless he provides prior notice of such action to the Company as provided above), (3) participate in any administrative or judicial proceedings conducted by the Company or the Tax Matters Member arising out of or in connection with any such audit, amended return, claim for refund or denial of such claim, or (4) appeal, challenge or otherwise protest any adverse findings in any such audit conducted by the Company or the Tax Matters Member or with respect to any such amended return or claim for refund filed by the Company or the Tax Matters Member or in any such administrative or judicial proceedings conducted by the Company or the Tax Matters Member. The Company and each Member hereby designate any Member selected by the Managing Member as the “tax matters partner” for purposes of Section 6231(a)(7) of the Code (the “Tax Matters Member”). To the fullest extent permitted by applicable law, each Member agrees to indemnify and hold harmless the Company and all other Members from and against any and all liabilities, obligations, damages, deficiencies and expenses resulting from any breach or violation by such Member of the provisions of this Section 6.7 and from all actions, suits, proceedings, demands, assessments, judgments, costs and expenses, including reasonable attorneys’ fees and disbursements, incident to any such breach or violation.

(c) Each individual Member shall provide to the Company copies of each Federal, state and local income tax return of such Member (including any amendment thereof) within 30 days after filing such return.

SECTION 6.8. Special Basis Adjustments. In connection with any assignment or transfer of a Company interest permitted by the terms of this Agreement, the Managing Member may cause the Company, on behalf of the Members and at the time and in the manner provided in Code Regulations Section 1.754-1(b), to make an election to adjust the basis of the Company’s property in the manner provided in Sections 734(b) and 743(b) of the Code.

ARTICLE VII

MISCELLANEOUS

SECTION 7.1. Submission to Jurisdiction; Waiver of Jury Trial. (a) Any and all disputes which cannot be settled amicably, including any ancillary claims of any party, arising out of, relating to or in connection with the validity, negotiation, execution, interpretation, performance or non-performance of this Agreement (including the validity, scope and enforceability of this arbitration provision) shall be finally settled by arbitration conducted by a single arbitrator in New York in accordance with the then-existing Rules of Arbitration of the International Chamber of Commerce. If the parties to the dispute fail to agree on the selection of an arbitrator within thirty (30) days of the receipt of the request for arbitration, the International Chamber of Commerce shall make the appointment. The arbitrator shall be a lawyer and shall conduct the proceedings in the English language. Performance under this Agreement shall continue if reasonably possible during any arbitration proceedings.

(b) Notwithstanding the provisions of paragraph (a), the Managing Member may bring, or may cause the Company to bring, on behalf of the Managing Member or the Company or on behalf of one or more Members, an action or special proceeding in any court of competent jurisdiction for the purpose of compelling a party to arbitrate, seeking temporary or preliminary relief in aid of an arbitration hereunder, and/or enforcing an arbitration award and, for the purposes of this paragraph (b), each Member (i) expressly consents to the application of paragraph (c) of this Section 7.1 to any such action or proceeding, (ii) agrees that proof shall not be required that monetary damages for breach of the provisions of this Agreement would be difficult to calculate and that remedies at law would be inadequate, and (iii) irrevocably appoints the Managing Member as such Member’s agent for service of process in connection with any such action or proceeding and agrees that service of process upon any such agent, who shall promptly advise such Member of any such service of process, shall be deemed in every respect effective service of process upon the Member in any such action or proceeding.

(c) (i) EACH MEMBER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF COURTS LOCATED IN NEW YORK, NEW YORK FOR THE PURPOSE OF ANY JUDICIAL PROCEEDING BROUGHT IN ACCORDANCE WITH THE PROVISIONS OF THIS SECTION 7.1, OR ANY JUDICIAL PROCEEDING ANCILLARY TO AN ARBITRATION OR CONTEMPLATED ARBITRATION ARISING OUT OF OR RELATING TO OR CONCERNING THIS AGREEMENT. Such ancillary judicial proceedings include any suit, action or proceeding to compel arbitration, to obtain temporary or preliminary judicial relief in aid of arbitration, or to confirm an arbitration award. The parties acknowledge that the fora designated by this paragraph (c) have a reasonable relation to this Agreement, and to the parties’ relationship with one another.

(ii) The parties hereby waive, to the fullest extent permitted by applicable law, any objection which they now or hereafter may have to personal jurisdiction or to the laying of venue of any such ancillary suit, action or proceeding brought in any court referred to in the preceding paragraph of this Section 7.1 and such parties agree not to plead or claim the same.

(d) Notwithstanding any provision of this Agreement to the contrary, this Section 7.1 shall be construed to the maximum extent possible to comply with the laws of the State of Delaware, including the Delaware Uniform Arbitration Act (10 Del. C. § 5701 et seq.) (the “Delaware Arbitration Act”). If, nevertheless, it shall be determined by a court of competent jurisdiction that any provision or wording of this Section 7.1, including any rules of the International Chamber of Commerce, shall be invalid or unenforceable under the Delaware Arbitration Act, or other applicable law, such invalidity shall not invalidate all of this Section 7.1. In that case, this Section 7.1 shall be construed so as to limit any term or provision so as to make it valid or enforceable within the requirements of the Delaware Arbitration Act or other applicable law, and, in the event such term or provision cannot be so limited, this Section 7.1 shall be construed to omit such invalid or unenforceable provision.

SECTION 7.2. Ownership and Use of the Company Name. The Company acknowledges that Blackstone Financial Services Inc. (“BFS”), a Delaware corporation with a principal place of business at 345 Park Avenue, New York, New York 10154, (or its successors or assigns) is the sole and exclusive owner of the mark and name BLACKSTONE and that the ownership of, and the right to use, sell or otherwise dispose of, the firm name or any abbreviation or modification thereof which consists of or includes BLACKSTONE, shall belong exclusively to BFS, which company (or its predecessors, successors or assigns) has licensed the Company to use BLACKSTONE in its name. The Company acknowledges that BFS owns the service mark BLACKSTONE for various services and that the Company is using the BLACKSTONE mark and name on a non-exclusive, non-sublicensable and non-assignable basis in connection with its business and authorized activities with the permission of BFS. All services rendered by the Company under the BLACKSTONE mark and name will be rendered in a manner and with quality levels that are consistent with the high reputation heretofore developed for the BLACKSTONE mark by BFS and its affiliates and licensees. The Company understands that BFS may terminate its right to use BLACKSTONE at any time in BFS sole discretion by giving the Company written notice of termination. Promptly following any such termination, the Company will take all steps necessary to change its company name to one which does not include BLACKSTONE or any confusingly similar term and cease all use of BLACKSTONE or any term confusingly similar thereto as a service mark or otherwise.

SECTION 7.3. Written Consent. Any action required or permitted to be taken by a vote of Members at a meeting may be taken without a meeting if a Majority in Interest of the Members consent thereto in writing.

SECTION 7.4. Letter Agreements; Schedules. The Managing Member may, or may cause the Company to, enter into separate letter agreements with certain Members, officers or employees with respect to Profit Sharing Percentages, benefits or any other matter, in each case on terms and conditions not inconsistent with this Agreement; provided, that, notwithstanding the foregoing, any terms of this Agreement may be made subject to any such letter agreements to the extent provided elsewhere herein. The Managing Member may from time to time execute and deliver to the Members schedules which set forth the then current capital balances and Profit Sharing Percentages of the Members and any other matters deemed appropriate by the Managing Member. Such schedules shall be for information purposes only and shall not be deemed to be part of this Agreement for any purpose whatsoever.

SECTION 7.5. Governing Law; Separability of Provisions. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflict of laws. In particular, the Company has been formed pursuant to the LLC Act, and the rights and liabilities of the Members shall be as provided therein, except as herein otherwise expressly provided. If any provision of this Agreement shall be held to be invalid, such provision shall be given its meaning to the maximum extent permitted by law and the remainder of this Agreement shall not be affected thereby.

SECTION 7.6. Successors and Assigns. This Agreement shall be binding upon and shall, subject to the penultimate sentence of Section 6.3(a), inure to the benefit of the parties hereto, their respective heirs and personal representatives, and any successor to a trustee of a trust which is or becomes a party hereto; provided, that no person claiming by, through or under a Member (whether such Member’s heir, personal representative or otherwise), as distinct from such Member itself, shall have any rights as, or in respect to, a Member (including the right to approve or vote on any matter or to notice thereof) except the right to receive only those distributions expressly payable to such person pursuant to Article. Notwithstanding the foregoing, the provisions of Sections 5.8(d)(i) and (iii) shall inure to the benefit of the limited partners or other investors in BREP IV, and such limited partners or investors shall have the right to enforce the provisions thereof to the extent the Company does not otherwise do so.

VI. Any Member or Withdrawn Member shall remain liable for the obligations under this Agreement (including any Net Recontribution Amounts) of any transferee of all or any portion of such Member’s or Withdrawn Member’s interest in the Company, unless waived by the Managing Member. The Company shall, if the Managing Member determines, in its good faith judgment, based on the standard set forth in Section 5.8 (d)(ii)(A), to pursue such transferee, pursue payment (including any Net Recontribution Amounts) from the transferee with respect to any such obligations. Nothing in this Agreement is intended, nor shall anything herein be construed, to confer any rights, legal or equitable, in any person other than the Members and their respective legal representatives, heirs, successors and permitted assigns.

SECTION 7.7. Confidentiality. By executing this Agreement, each Member expressly agrees, at all times during the term of the Company and thereafter and whether or not at the time a Member of the Company, to maintain the confidentiality of, and not to disclose to any person other than the Company, another Member or a person designated by the Company, any information relating to the business, financial structure, financial position or financial results, clients or affairs of the Company that shall not be generally known to the public or the securities industry, except as otherwise required by law or by any regulatory or self-regulatory organization having jurisdiction; provided, that any corporate Member may disclose any such information it is required by law, rule, regulation or custom to disclose.

SECTION 7.8. Notices. Whenever notice is required or permitted by this Agreement to be given, such notice shall be in writing (including telecopy or similar writing) and shall be given by hand delivery (including any courier service) or telecopy to any Member at its address or telecopy number shown in the Company’s books and records or, if given to the Managing Member or the Company, at the address of the Company provided herein. Each such notice shall be effective (i) if given by telecopy, upon dispatch, and (ii) if given by hand delivery, when delivered to the address of such Member or Managing Member or the Company specified as aforesaid.

SECTION 7.9. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which together shall constitute a single instrument.

SECTION 7.10. Power of Attorney. Each Member hereby irrevocably appoints the Managing Member as such Member’s true and lawful representative and attorney-in-fact, each acting alone, in such Member’s name, place and stead, to make, execute, sign and file all instruments, documents and certificates which, from time to time, may be required to set forth any amendment to this Agreement or may be required by this Agreement or by the laws of the United States of America, the State of Delaware or any other state in which the Company shall determine to do business, or any political subdivision or agency thereof, to execute, implement and continue the valid and subsisting existence of the Company. Such power of attorney is coupled with an interest and shall survive and continue in full force and effect notwithstanding the subsequent Withdrawal from the Company of any Member for any reason and shall not be affected by the subsequent disability or incapacity of such Member.

SECTION 7.11. Member’s Will. Each Member and Withdrawn Member shall include in his or her will a provision that addresses certain matters in respect of his or her obligations relating to the Company that is satisfactory to the Managing Member and each such Member and Withdrawn Member shall confirm annually to the Company, in writing, that such provision remains in his current will. Where applicable, any estate planning trust of such Member or Withdrawn Member to which a portion of such Member’s or Withdrawn Member’s Interest is transferred shall include a provision substantially similar to such provision and the trustee of such trust shall confirm annually to the Company, in writing, that such provision or its substantial equivalent remains in such trust. In the event any Member or Withdrawn Member fails to comply with the provisions of this Section 7.11 after the Company has notified such Member or Withdrawn Member of his failure to so comply and such failure to so comply is not cured within 30 days of such notice, the Company may withhold any and all distributions to such Member until the time at which such party complies with the requirements of this Section 7.11.

SECTION 7.12. Cumulative Remedies. Rights and remedies under this Agreement are cumulative and do not preclude use of other rights and remedies available under applicable law.

SECTION 7.13. Legal Fees. Except as more specifically provided herein, in the event of a legal dispute (including litigation, arbitration or mediation) between any Member or Withdrawn Member and the Company, arising in connection with any party seeking to enforce Section 4.1(d) or any other provision of this Agreement relating to the Holdback, the Clawback Amount, the Giveback Amount or the Recontribution Amount, the “losing” party to such dispute shall promptly reimburse the “victorious party” for all reasonable legal fees and expenses incurred in connection with such dispute (such determination to be made by the relevant adjudicator). Any amounts due under this Section 7.13 shall be paid within 30 days of the date upon which such amounts are due to be paid and such amounts remaining unpaid after such date shall accrue interest at the Default Interest Rate.

SECTION 7.14. Entire Agreement. This Agreement embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein. Subject to Section 7.4, this Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the day and year first above written. In the event that it is impracticable to obtain the signature of any of the Members to this Agreement, this Agreement shall be binding among the other Members executing the same.

MANAGING MEMBER:

BLACKSTONE HOLDINGS III L.P.

By:	Blackstone Holdings III GP L.L.C.,
its General Partner

By:	/s/ Stephen A. Schwarzman
Name:	Stephen A. Schwarzman
Title:	Authorized Person